Table of Contents

Exhibit 4(q)

AGREEMENT FOR SUPPLY AND PROVISION OF SERVICES TO EXPANSION
OF THE CORE AND ACCESS OF THE GSM NETWORK OF
TELEMIG CELULAR S/A AND AMAZÔNIA CELULAR S/A

AGREEMENT FOR SUPPLY AND PROVISION OF SERVICES

By the present private instrument, on one hand:

TELEMIG CELULAR S.A., enrolled with CNPJ/MF under No. 02.320.739/0001 -06, headquartered at Rua Levindo Lopes, 258, 8th floor, Funcionários, Belo Horizonte, MG, Brazil; and AMAZÔNIA CELULAR S.A., enrolled with CNPJ/MF under No. 02.361.554/0002 -14, headquartered at Travessa Rui Barbosa No. 931, Nazaré, in the City of Belém, PA, Brazil, herein represented by their undersigned attorneys-in-fact, hereinafter referred to jointly as CONTRACTING PARTIES; and, on the other hand,

ERICSSON TELECOMUNICAÇÕES S.A., enrolled with CNPJ/MF under No. 33.067.745/0001 -27, headquartered at Rua Maria Prestes Maia No. 300, Vila Guilherme, São Paulo, SP, Brazil, hereinafter referred to individually as EDB; ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA., enrolled with CNPJ/MF under No. 03.619.317/0001 -07, headquartered at Rua Maria Prestes Maia No. 300, 3rd floor, Vila Guilherme, São Paulo, SP, Brazil, hereinafter referred to individually as EBS; and ERICSSON GESTÃO E SERVIÇOS DE TELECOMUNICAÇÕES LTDA., enrolled with CNPJ/MF under No. 04.262.069/0001 -44, headquartered at Av. Raimundo Pereira de Magalhães No. 3305, 5th floor, Pirituba, São Paulo, SP, Brazil, hereinafter referred to individually as EGS; herein represented by their undersigned legal representatives, hereinafter referred to jointly as CONTRACTORS, which, together with the CONTRACTING PARTIES, are referred to as "Parties";

WHEREAS:

  In the year 2004, CONTRACTING PARTIES purchased from the CONTRACTORS, CORE and ACCESS of a GSM network, according to the actuation area of TELEMIG CELULAR and AMAZÔNIA CELULAR;

  In the subsequent years, CONTRACTING PARTIES have contracted before the CONTRACTORS expansions of CORE and ACCESS for their GSM Network;

  In 2007, the Parties decided to establish General Conditions for Supplies to be complied with by the Parties - "CGF", which will apply to this contracting (Attachment I);

  CONTRACTING PARTIES have again the need to expand the CORE and ACCESS of its GMS network, for which reason they requested proposal for this expansion through "Request for Proposal" - RFP ("RFP"), of February 09, 2007 (Attachment II);

  CONTRACTORS provided, on March 30, 2007, a Proposal for expansion of the CORE and of the ACCESS ("PROPOSAL") (Attachment III), which contains a List of Unit Prices ("LPU") of equipment, materials, software and services to be purchased for expansion of the CONTRACTING PARTIES' GMS network;
  After the sending of the PROPOSAL by the CONTRACTORS, in parts, in meeting held in the TELEMIG headquarters on 04/13/2007, new values and conditions have been agreed to the contracting of the CONTRACTING PARTIES' network expansion, which have been included in a letter sent to the CONTRACTORS dated of 04/13/2007 which, on its turn, is also part of this AGREEMENT in Attachment VII;

Now, therefore, the Parties have hereby agreed to enter into this Agreement for Supply and Provision of Services ("AGREEMENT"), which will be governed by the applicable regulations and by the following clauses and conditions:

CLAUSE 1 - DEFINITIONS

1.1. The definitions used in this AGREEMENT are those comprised in the RFP (Attachment II), of the applicable laws (as defined in the second clause of Attachment I) and those identified in Attachment V ("DEFINITIONS"). In the case of any divergence about the meaning of the definitions comprised herein, the definitions established in the applicable laws shall govern.

CLAUSE 2 - OBJECT

2.1. The object of this AGREEMENT is the supply and implementation by the CONTRACTORS to the CONTRACTING PARTIES of new equipment, software, services, infrastructure and new materials to the expansion of the CORE and ACCESS of the GMS Network ("GMS Network Expansion"), according to the demand of the CONTRACTING PARTIES, as specified in the RFP (Attachment II) and in the PROPOSAL (Attachment III).

2.1.1.In addition to the contracting of the GMS Network Expansion described in item 2.1 above, CONTRACTORS also bind themselves to provide the CONTRACTING PARTIES with the following:

  2105 (two thousand, one hundred and five) AuC licenses, corresponding to 2,105,000 users;

  17 (seventeen) kits of PDH radio links comprised of equipment and installation materials (without the services) to TELEMIG CELULAR, according to the spreadsheet comprised in Attachment VIII;

  12 (twelve) kits of installed PDH radio links, including services, to AMAZÔNIA CELULAR, according the spreadsheet comprised in Attachment VIII;

  Licenses of the TCPU coverage prediction software in quantity equivalent to that available to the CONTRACTING PARTIES at the time of the system exchange, as well as the modules to UMTS/HSPA, AFP module and migration services from the PLANET existing databases to TCPU;

  Dual Node configuration to the WAP (MIEP) server, including hardware, software and related services.

2.1.2.The supply of the expansion of the GMS Network and of the items mentioned in item 2.1.1 above will be through issuance of Purchase Orders (POs), as described in Attachment IV - Installation Time Schedule.

2.2. CONTRACTORS hereby undertake, in irrevocable and unchangeable character, joint responsibility for the prompt and faithful compliance with all obligations assigned indistinctly to the CONTRACTORS in the provisions of this AGREEMENT.

CLAUSE 3 - INCLUDED DOCUMENTS

3.1. For all purposes and effects of law, the following documents are integral parts of this AGREEMENT, as if they have been transcribed herein, hereinafter referred to as Included Documents:

Attachment I	GENERAL CONDITIONS OF SUPPLY - CGF
Attachment II	ANSWERED RFP
Attachment III	PROPOSAL (including LPU)
Attachment IV	IMPLEMENTATION TIME SCHEDULE
Attachment V	DEFINITIONS
Attachment VI	ACCEPTANCE PROCEDURE
Attachment VII	AGREEMENT LETTER DATED OF 04/13/2007
Attachment VIII	SUMMARY SPREADSHEETS OF THE RADIO LINKS AND RFP OF THE 12 LINKS OF AMAZÔNIA

3.2. In case of divergence between this AGREEMENT and the Included Documents, the following order shall prevail:

a) AGREEMENT

b) GENERAL CONDITIONS OF SUPPLY (Attachment I)

c) AGREEMENT LETTER DATED OF 05/13/2007 (Attachment VII)

d) ANSWERED RFP (Attachment II)

e) PROPOSAL (including LPU) (Attachment III) and SUMMARY SPREADSHEETS OF THE RADIO LINKS AND RFP OF THE 12 LINKS OF AMAZÔNIA (Attachment VIII)

f) IMPLEMENTATION TIME SCHEDULE (Attachment IV)

g) DEFINITIONS (Attachment V)

h) ACCEPTANCE PROCEDURE (Attachment VI).

3.3. The General Conditions of Supply are general terms and conditions for supplies and services involving the parties and their rules shall prevail for all situations for which there is no different provision in this AGREEMENT.

CLAUSE 4 - PRICE

4.1. The overall value of this AGREEMENT, for the supply and implementation of the GMS Network Expansion is of R$ 119,765,405.43 (one hundred and nineteen million, seven hundred and sixty-five thousand, four hundred and five Reais and forty-three centavos), including all taxes.

4.1.1.The Parties hereby agree that the value provided for in item 4.1 above may vary, for more or for less, in compliance with the percentage of 7% (seven percent), in view of the Purchase Orders that will be issued by the CONTRACTING PARTIES.

4.2. The contracting made herein is made under demand, for which reason the price to be paid in each demand shall be obtained by the sum of the values of equipment, materials, software and services provided for in each Purchase Order, which shall be based on the LPU established in the PROPOSAL.

4.3. The Purchase Orders will be considered as integral part of this AGREEMENT, for all purposes of law.

4.4. The unit prices comprised in the LPU included in the PROPOSAL (Attachment III) are based on the date 03/30/2007. The unit prices set forth in the prior agreements keep as base date the dated informed in those agreements.

CLAUSE 5 - PAYMENT CONDITIONS

5.1. The payments will be made after the occurrence of the following events, according to the time schedule described below and subsequent items:

a) For the hypotheses of supply of equipment, materials, software, installation services and infrastructure:

Event	Physical event of each phase	Value
1	Delivery of the equipment, materials, software and start, in the site, of the installation and/or infrastructure services of the respective Network Element, as defined in Attachment V	60% (sixty percent) of the value of the invoices of the respective Element
2	Issuance of the Initial Acceptance Term of the respective Network Element for its commercial activation, whichever be the first	25% (twenty-five percent) of the value of the invoices of the respective Element
3	Issuance of the Final Acceptance Term of the respective Element	15% (fifteen percent) of the value of the invoices of the respective Element

b) For the hypotheses of supply of equipment, materials, without provision of installation or infrastructure services related to a certain Network Element:

Event	Physical event of each phase	Value
1	Delivery of the equipment, materials, software of the respective Network Element, as defined in Attachment V	80% (eighty percent)of the value of the invoices of the respective Element

2	Installation and acceptance or commercial activation of the equipment and software in the Network Element. In case the delivered element is not activated within up to 30 days after the delivery of the material, it will be considered as commercially activated	20% (twenty percent)of the value of the invoices of the respective Element

c) For the hypotheses of provisions of licenses of additional software without supply of hardware and without installation services, except the provisions of items 12.1 and 12.2, the payment of all values will be made within 30 (thirty) days from the issuance of the Bill of Sale - Invoice, which shall be made after activation of the respective license.

5.2. The payments will be made within at most 30 (thirty) days after the events mentioned in items (a) and (b) above, provided that the Bill of Sale - Invoice is delivered in the headquarters of Telemig at least 30 (thirty) days before the payment date, in compliance with the provisions of item 4.2 of Attachment I.

CLAUSE 6 - TERMS

6.1. This AGREEMENT will be effective from the date of its execution, being fully extinguished on 05/31/2008 or on the date in which CONTRACTORS comply with all of their obligations arising herefrom, observing the hypotheses of survival of the clauses that may have been expressly provided for herein.

6.2. The Parties agree that the total term for the supply and implementation of the ACCESS Expansion, enabling it for commercial activation, is of 6 (six) months from the execution of this AGREEMENT, provided that the CONTRACTING PARTIES comply with the terms under their responsibility, as provided for in the Implementation Time Schedule (Attachment IV), it being agreed that 93% (ninety-three percent) of all Purchase Orders related to the AGREEMENT shall be sent by the CONTRACTING PARTIES until 11/30/2007.

6.2.1.So that the CONTRACTING PARTY complies with the terms provided for in item 6.2, CONTRACTORS shall send all proposals within 10 (ten) days before the terms mentioned in item above, provided that the CONTRACTING PARTY sends the Basic Premises for the elaboration of each Proposal 20 (twenty) days before the term mentioned in item 6.2.

6.3. In case CONTRACTING PARTY does not define the Basic Premises required for elaboration of the Proposals, according to item 6.2.1 above, CONTRACTORS may issue the Proposals for the supply of DTRUs 1800 (radios) in quantity corresponding to the missing values in order to complete the minimum value, that is, 93% (ninety-three percent) of the value hereof. These proposals will be considered as tacitly approved, provided that the CONTRACTORS have observed, in their issuance, the price and term conditions set forth herein. CONTRACTING PARTIES commit to issue the respective Purchase Orders within up to 5 (five) days.

CLAUSE 7 - CONTRACTORS' OBLIGATIONS

7.1. The CONTRACTORS' obligations are those listed in the General Conditions of Supply (Attachment I), in the RFP (Attachment II) and in the Proposal (Attachment III).

7.2. CONTRACTORS are responsible for the opening and write-off of the CEI enrollment, and shall inform it in each Invoice, for the actions that the CONTRACTING PARTIES deem required.

7.2.1.CONTRACTORS shall submit to the CONTRACTING PARTIES a book CEI with the respective protocol with INSS, containing copy of the required documents submitted to INSS for opening and write-off of the CEI enrollment, within 90 (ninety) days after the work conclusion.

7.3. CONTRACTORS undertake full responsibility for any burden or losses arising from the opening and/or write-off of the CEI enrolment, including payment of any fines applied by the inspection to the CONTRACTING PARTIES.

7.4. CONTRACTORS shall submit to the CONTRACTING PARTIES, up to the 30th (thirtieth) day of the month subsequent to the performance of the services, the documents provided for in the social security laws, required to remove the jointly responsibility of the CONTRACTING PARTIES in relation to the social security contributions.

CLAUSE 8 - CONTRACTING PARTIES' OBLIGATIONS

8.1. In addition to the other obligations provided for herein, including those listed in the General Conditions of Supply (Attachment I), in the RFP (Attachment II) and in the Proposal (Attachment III), the following are the CONTRACTING PARTIES' obligations:

8.1.1.To undertake responsibility, only in relation to the sites in which the civil work services are performed as a whole or in part by the CONTRACTING PARTIES, for the opening and write-off of the CEI enrolment, pursuant to the laws in force, however CONTRACTORS being responsible for the elaboration, organization and presentation to the CONTRACTING PARTIES of all documentation required by INSS listed below to write-off of works, including of the subcontractors. The documents shall be submitted in the original or notarized copy, put together and organized in form of DATA BOOK, by CEI enrollment (DATA BOOK CEI), within 15 (fifteen) days after the work conclusion. In case CONTRACTORS do not submit the aforementioned documentation within the described term, CONTRACTING PARTIES are authorized, through notice or notification, to withhold 100% (one hundred percent) of the value of the corresponding Purchase Order service, from the next payment foreseen in the AGREEMENT, which percentage will be released by the CONTRACTING PARTIES only upon the regular presentation of the requested documents.

a) Service provision invoice containing the Agreement/Purchase Order number, CEI enrollment number, work address, as well as the INSS withholding voucher;

b) Specific GFIP (linked to the CEI enrollment) with respective list of workers assigned to the work;

c) Payroll of the employees, individual taxpayers or single workers allocated to the work;

d) Last balance sheet, together with statement of regular bookkeeping;

e) Spreadsheet with list of the subcontractors, signed by legal representatives of the contracted company;

In case of subcontracting, the following documents of the subcontractors shall also be submitted;

g) Agreement executed between the Contractor(s) and Subcontrator(s);

h) Service provision invoice issued by the Subcontractor(s) containing the Agreement/Purchase Order number, CEI enrolment number, work address, as well as the INSS withholding voucher;

i) Specific GFIP (linked to the CEI enrollment) issued by the Subcontractor(s) with respective list of workers assigned to the work;

j) Payroll of the employees, individual taxpayers or of the Subcontractor(s) allocated to the work;

k) Paid GPS related to the percentage of 11% withheld in the Subcontractor(s)' invoices;

l) Last balance sheet of the Subcontractor(s), together with statement of regular bookkeeping.

8.1.2.In case INSS may require some document not provided for in the list above and/or in the Social Security laws, CONTRACTING PARTIES shall notify the CONTRACTORS for presentation of the requested documents within the term of 30 days.

8.2. To undertake responsibility for the site acquisition services and all licensing for the site construction and regularization, when required.

CLAUSE 9 - SERVICES PERFORMANCE AND ACCEPTANCE TESTS

9.1. During the AGREEMENT performance, CONTRACTING PARTIES may choose between following-up the field acceptance tests or working with performed test reports, issued by the CONTRACTORS.

9.2. Upon the conclusion of all supplies and services and upon the implementation of the expansion of each network element or conclusion of a new site, CONTRACTORS will notify such fact on a weekly basis to the CONTRACTING PARTIES, in writing and within up to 3 (three) business days from the receiving of this notice, CONTRACTING PARTIES shall authorize the start of the performance tests in each Network Element. The tests will be performed by the CONTRACTORS and will have as purpose to ensure that any equipment, systems or individual subsystems are in compliance with all specifications provided for in the RFP (Attachment II) and in the Acceptance Procedure (Attachment VI).

9.3. Once notified, CONTRACTING PARTIES will check if the services are proper and performed in accordance with the provisions hereof. In case no irregularity is found according to the test procedures defined in the Acceptance Procedure (Attachment VI), CONTRACTING PARTIES will issue, within up to 10 (ten) business days, Initial Acceptance Term for each Network Element or new site. Otherwise, CONTRACTING PARTIES will elaborate a List of Pending Matters, which will be generated as provided for in the Acceptance Procedure (Attachment VI) and CONTRACTORS shall be notified in writing, within 10 (ten) business days, to correct the listed defects, binding itself to start promptly the required repairs and/or complementation.

9.3.1.In case CONTRACTING PARTY, without any justification, does not issue the Initial Acceptance Term or the List of Pending Matters, within the term mentioned in the item above, the Initial Acceptance Term of each Network Element will be considered as tacitly issued, for all purposes set forth herein.

9.4. For the case of new sites, after the elapsing of the term of 90 (ninety) days from the issuance of the Initial Acceptance Term and upon the remediation of all defects and/or irregularities appointed in the List of Pending Matters mentioned in item 9.3, as well as upon the compliance with the quality requirements provided for in the RFP (Attachment II), CONTRACTING PARTIES will issue, for each Element, the Final Acceptance Term, as provided for in the RFP (Attachment II), always complying with the term of 10 (ten) business days after the settlement of the last pending matter for issuance of said Term.

9.5. In the hypothesis of expansion of the ACCESS capacity, the Final Acceptance Term shall be issued by the CONTRACTING PARTIES after the term of 30 (thirty) days from the Initial Acceptance, provided that all defects and/or irregularities have been remedied within such term. For the issuance of this term, it shall always be observed the term of 10 (ten) calendar days after the settlement of the last irregularity.

CLAUSE 10 - WARRANTIES

10.1. CONTRACTORS shall warrant all equipment (hardware and software) concerning the performance and functionality, as well as against all and any defect during a period of 12 (twelve) months for software and hardware, counting from the Commercial Activation of each Network Element, also ensuring that the equipment will be free from material and workforce defects during said period and will comply with the specifications of the CONTRACTORS.

10.1.1. The prices related to the software support services and repair of plates (Warranty Extension) will be specified in each Proposal, and CONTRACTING PARTIES shall send the Purchase Orders related to those items in case it wishes to purchase them.

10.2. The warranty period of an equipment or part thereof, when fixed or supplied in substitution, according to this warranty, is of 06 (six) months or the complementary time for the 12 (twelve) months of the warranty referred to in the item above, whichever be the longer.

10.3. If, under normal and proper use during the applicable warranty period, a defect or non-conformity is found in an equipment supplied by the CONTRACTORS, they will take the following measures:

a) CONTRACTING PARTY, upon identifying the defect or non-conformity, shall remove the equipment and send it to the CONTRACTORS, undertaking responsibility for the costs related to the equipment transport;

b) CONTRACTORS shall, to their sole discretion, fix or replace said equipment;

c) After the fixing or replacement, CONTRACTORS shall return the equipment to the CONTRACTING PARTIES, bearing the costs related to the transport;

d) The defective or non-conform equipment that are replaced according to this instrument will become the property of the CONTRACTORS;

e) In case the CONTRACTORS choose for performing the fixing or replacement in the CONTRACTING PARTIES' facilities, CONTRACTORS will be responsible for all costs related to said fixing or replacement;

f) The services of removal and re-installation of defective or non-conform equipment shall be performed by the CONTRACTORS, in case they demand specific knowledge, not covered by the training given by the CONTRACTORS.

10.4. CONTRACTORS ensure the availability of spare parts or their functional equivalent to the equipment for a period of 08 (eight) years from the end of their warranty term.

10.5. CONTRACTORS ensure that each equipment supplied to the CONTRACTING PARTIES according to this AGREEMENT shall always meet or exceed the warranted capacities mentioned in the RFP (Attachment II), in the Basic Premises and in the Proposal (Attachment III).

10.6. In the hypotheses of infringement of the warranty provided for in the item above by the CONTRACTORS, CONTRACTING PARTIES will notify the CONTRACTORS communicating such fact and CONTRACTORS will have a term of 30 (thirty) days from the receiving of the notice to settle the appointed problem or, in any way, to give compensation for any loss of capacity defined in the RFP (Attachment II) and in the Basic Premises.

10.7. Concerning any equipment that does not meet the applicable capacities, as declared in the RFP (Attachment II) or in the Proposal (Attachment III), CONTRACTORS shall supply additional or improved equipment and the required services to cause said non-conform equipment (considered together with said additional equipment) to comply with the capacities declared as applicable.

10.8. CONTRACTORS will supply said additional or improved equipment and services at their sole expenses. CONTRACTORS will not issue any invoice against the CONTRACTING PARTIES and CONTRACTING PARTIES will not be obliged to pay any amount related to any exceeding capacity. The title over and the risk of loss of any additional equipment delivered according to the item above will be transferred to the CONTRACTING PARTIES after the delivery and issuance of the Initial Acceptance Term, respectively.

10.9. All equipment directly in the CONTRACTING PARTY's CD (Distribution Center) without being installed, shall have included in its documentation a list of components of said equipment and a report with all tests performed and their respective approvals.

CLAUSE 11 - NOTICES

11.1. The notices required from one party to the other will be considered as duly delivered if made in writing and delivered in the hands of the Project Manager appointed by the Parties or, in his/her absence, in the hands of his/her substitute.

11.2. The Project Managers of the Parties can be found at the following addresses and telephone numbers:

CONTRACTING PARTIES' MANAGERS

Access Implementation Manager:
Mrs. Elizabeth Christina Costa R. da Silva
Mobile phone: 31-9763-1111
E-mail: elizabeth.silva@telemigcelular.com.br

Core Implementation Manager
Mrs. Simone Arlete Torres Lage
Mobile phone:: 31-9954-0018
E-mail: simone.lage@telemigcelular.com.br

Agreements Administration Manager
Mrs. Sandra Pinello Amorim
Mobile phone: 31-9941-1070
E-mail: sandra.amorim@telemigcelular.com.br

Full address: Rua Levindo Lopes, 258 - 9th floor - Belo Horizonte - MG
Fax No.: 31-3259-3097

CONTRACTORS' PROJECT MANAGER

Mr. Marcelo Ozório
Tel. No.: 011 6224-2125
Mobile phone: 11-8392 9783
Fax: 11-6224-1833
E-mail: marcelo.ozorio@ericsson.com

Full address: Av. Maria Prestes Maia, 300, 3rd floor, Zip Code: 02047-301

11.3. Any party may change the notice addresses by informing the other party in writing about said change of address.

11.4. Provisions that intend to impose tacit acceptance of conditions in case of lack of manifestation from the other party will not be considered as valid. Therefore, terms fixed by only one of the Parties will not be accepted, mainly in case of request for technical explanations. In such case, the Project Managers of the Parties shall meet and establish, by joint agreement, reasonable terms for both Parties.

CLAUSE 12 - GENERAL PROVISIONS

12.1. The Parties agree that the use of the software licenses related only to the BSCs will be assigned by the CONTRACTORS according to the specifications comprised in each Purchase Order, without, however, there being a limitation of users. Initially, CONTRACTING PARTIES will contract only the amounts related to 40% (forty percent) of the licenses required to meet the final demand comprised in each Purchase Order.

12.2. CONTRACTORS may, on a semi-annual basis, during the term of the software licenses and upon prior communication to the CONTRACTING PARTIES, perform measurements in order to check if the licenses are being used according to the quantities established in the Purchase Order. In case the CONTRACTING PARTIES is using quantities above the contracted, CONTRACTORS shall issue the corresponding proposal and CONTRACTING PARTIES shall issue the Purchase Orders within at most 05 (five) business days after the approval of the corresponding proposal, according to the values provided for in the LPU and always in a scale of 20% (twenty percent), according to the examples below, or promptly cease its use, without being due, in such hypothesis, any amount at such title.

Examples:

Scenario A - The measurement verifies the additional use of 18%
Collection: 20% in addition

Scenario B - The measurement verifies the additional use of 31%
Collection: 40% in addition

Scenario C - The measurement verifies the additional use of 45%
Collection: 60% in addition

CLAUSE 13 - VENUE AND GOVERNING LAWS

13.1. The Parties hereto elect the courts of the city of Belo Horizonte, Minas Gerais, to settle the disputes arising from the performance of this AGREEMENT, with exclusion of any other, no matter how privileged it may be.

13.2. The validity, interpretation, rights and obligations of the Parties according to this AGREEMENT will be governed by the laws of the Federative Republic of Brazil.

In witness whereof, the Parties hereto caused this AGREEMENT to be executed in 02 (two) copies, before the two undersigned witnesses.

Belo Horizonte, June 06, 2007.

TELEMIG CELULAR S.A.
(sgd.) (illegible) - André Mastrobuono, President
(sgd.) (illegible) - Marcus Roger M.M. da Costa, Vice-president of Corporate Services

AMAZÔNIA CELULAR
(sgd.) (illegible) - André Mastrobuono, President
(sgd.) (illegible) - Marcus Roger M.M. da Costa, Vice-president of Corporate Services

ERICSSON TELECOMUNICAÇÕES LTDA.
(sgd.) (illegible) - Commercial Director
(sgd.) (illegible) - EGS President Director

ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA.
(sgd.) (illegible) - Commercial Director
(sgd.) (illegible) - EGS President Director

ERICSSON GESTÃO E SERVIÇOS DE TELECOMUNICAÇÕES LTDA.
(sgd.) (illegible) - Commercial Director
(sgd.) (illegible) - EGS President Director

Witnesses:
(sgd.) (illegible)	(sgd.) (illegible)
Name: Paulo César Teixeira Matos	Name: Ricardo Toshiro Yoshinaga
CPF: 293.721.0068-68	CPF: 076.842.188-83

EXHIBIT 1

SUPPLY
GENERAL
CONDITIONS
- “CGF”[SGC] -

EXHIBIT I – SUPPLY GENERAL CONDITIONS

CLAUSE ONE – APPLICABILITY

1.1. The terms and conditions contained in these Supply General Conditions apply to all hiring carried out by TELEMIG CELULAR S/A and/or AMAZÔNIA CELULAR S/A (“CONTRACTING PARTIES” or “CONTRACTING PARTY”, according to the set forth in the AGREEMENT preamble) and that have as contractors the Ericsson Group’s companies, to wit: ERICSSON TELECOMUNICAÇÕES S/A, ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA. E ERICSSON GESTÃO E SERVIÇOS DE TELECOMUNICAÇÕES LTDA., (“CONTRACTORS”), as long as such conditions constitute an exhibit to the AGREEMENT.

1.2 For executing the Agreement and putting their initials on this Exhibit I, the parties agree upon the terms and conditions provided in these Supply General Conditions.

CLAUSE TWO – APPLICABLE LAW
2.1 In the execution and construction of this AGREEMENT, all the regulations applicable to the Personal Mobile Service exploitation, whether laws, decrees, ordinances, regulations or resolutions, among others, in effect at the execution of this AGREEMENT, shall be considered, observed and applied by the CONTRACTORS, regardless of whether they have been or not expressly referred to in this AGREEMENT and/or in its exhibits.

2.2 Without the detriment of the observance and compliance with the other rules edited by the Agência Nacional de Telecomunicações – ANATEL [National Telecommunications Agency – ANATEL], any and all unit of certified products that may be supplied by the CONTRACTORS to the CONTRACTING PARTIES, shall bear an identification plate in a visible place, containing the manufacturer’s name and the identification of the respective certified. When it comes to an imported product, the plate shall further contain the supplier’s name and address in the country. Every certified product using radioelectric frequency, besides the previous obligatoriness, shall contain the following printed message:

“This product can only be put in operation after the operation permit has been issued by the relevant technical body of the Ministry of Communications”.

CLAUSE THREE – GENERAL CONDITIONS RELATED TO PRICE
3.1. The price for each hiring shall be informed in the respective AGREEMENT, under the price clause. The Parties acknowledge that the direct or indirect costs related to each hiring may vary from their acceptance by the CONTRACTORS, and during their execution, by virtue of predictable events, such as the need to substitute materials, the use of alternative means of production and the obligation to bear with any further costs arising from them, in compliance with the set forth in the item 5.6 hereof. In order to avoid doubts regarding the predictable nature of certain events, the following events are hereby classified as predictable, in addition to those aforementioned:
(i) strikes related to the CONTRATORS’ or their subcontractors’ personnel;
(ii) acts of nature and typical climate phenomena related to the period or the place of services, such as, slides, storms, floods, among others, except when such acts cause electrical discharges that harm the equipments due to improper installations of the CONTRACTING PARTIES’ networks.
(iii) Delays related to equipments import and customs clearance.

3.2. In the event of new hiring related to the scope defined in the AGREEMENT, the parties shall practice price equal or lower than the LPU contained in the PROPOSAL enclosed to the Agreement, as well as the same trade conditions set in this AGREEMENT, observing the volume of hiring. The CONTRACTORS assure for a 04 (four)-year period, from the execution hereof, that the prices established in the LPU shall be maintained with the maximum values to be practiced for the CONTRACTING PARTIES, in compliance with the set forth in the items 3.3 and 3.4 hereunder.

3.2.1 If the CONTRACTORS refuse to maintain the maximum values agreed upon, the CONTRACTING PARTIES will be entitled to charge in court from the CONTRACTORS the amounts disbursed beyond, constituting its AGREEMENT, jointly with the respective invoice, extra-judicial executive note.

3.3. The prices related to the equipments, materials and software to be imported, as set forth in the PROPOSAL (enclosed herewith), the prices, in Real, related to the installment equivalent to 60% (sixty per cent) of the national materials and equipments that have imported inputs (HWL/I) and to 90% (ninety per cent) of the national materials and equipments that have imported inputs (HWL/I) of the MINI-LINK product, shall only be adjusted at the moment when the variation between the USD exchange rate and the rate of the day prior to the invoicing, disclosed by SISBACEN PTAX 800 Option 5, is higher than 3% (three per cent). In order to measure such variation, the USD exchange rate in the amount of R$ 2.00 (two Reais) must be considered.

3.4. The price related to the materials, equipments (HWL) and national services (SERVL) and the installment equivalent to 40% (forty per cent) of the materials and equipments that have imported inputs (HWL/I) and to 10% (ten per cent) of the materials and equipments that have imported inputs (HWL/I0) in the case of the MINI-LINK product, expressed in the LPU in national currency (R$), above, shall be adjusted from each period of one year, being valid for the subsequent one-year period, upon the application of the following formula:

I = 0.90 x (I1 – I0) / I0
Where:
I = Adjustment index desired.
I0 = Initial index related to the cost index corresponding to the base date informed in the agreement.
I1 = The same index related to the month prior to that expected for adjustment, that means, 12th, 24th and 36th month after the month of execution hereof and so forth.

(i) the adjustment established in this item shall only apply to invoicing after the 12th (twelfth) month from the execution of the AGREEMENT.
(ii) the index to be adopted shall be the Índice Econômico / IGP [General Price Index] - DI [Internal Availability], column 2, disclosed by the Conjuntura Econômica Magazine from Fundação Getúlio Vargas [Getúlio Vargas Foundation], or in its absence, another similar that may supersede it.

(iii) the coefficient found through the adjustment formula shall be calculated until the third decimal place, without regard to the others.
(iv) If the law at any moment allows the reduction of the adjustment periodicity, the PARTIES can agree upon a new adjustment period to be considered for the AGREEMENT’s effects.

CLAUSE FOUR – GENERAL CONDITIONS RELATED TO THE PAYMENT

4.1. The CONTRACTORS shall pay attention at the moment of issuing the invoices or receipts to the correct filling up of such documents, which must obligatorily bear the AGREEMENT number, the purchase document number (purchase order – for the on-demand agreements – or agreement release – for the turn-key agreements), the identification of the installment to be paid, rates of tax falling on and the respective values, a detailed list of materials and equipments supplied and the equipment(s)’ register code with BNDES/FINAME, when applicable.

4.2. The collection documents shall be delivered by the CONTRACTORS directly to the department responsible for processing them (Financial Management of Agreements), situated at Rua Levindo Lopes, 270 – Ground Floor – Belo Horizonte/MG, or sent to Caixa Postal [PO Box] 2001, Belo Horizonate/MG, CEP [ZIP CODE] 30270-970.

4.3. The payment shall be made always on Thursdays. Thus, if the maturity date falls on any day of the week other than the expected one, it shall be made on the Thursday subsequently to the said day, without incurring penalties or default interests. Should the Thursday falls on a non-business day, the payment shall be made on the first subsequent business day.

4.4. In case of credits on their behalf herein, arising from penalties or damages caused by the CONTRACTORS, the CONTRACTING PARTIES will be entitled to deduct them from the installments to be paid to the CONTRACTORS upon the emission of the Term of Initial Acceptance and/or Term of Final Acceptance, as the case may be, through a previous written notice to the CONTRACTORS.

4.5. The CONTRACTORS reserve the right to suspend the activities arising herefrom, after 30 (thirty) days of the receipt by the CONTRACTING PARTIES of an extra-judicial or judicial notice from the CONTRACTORS, in case of unjustified delay(s) of payments for longer than 30 (thirty) days. Such assumption does not apply to the case mentioned in the item 4.3 above, nor to the other cases provided herein, in which the non-payment by the CONTRACTING PARTIES is expressly authorized and justified.

4.6. In relation to payments overdue, without a contractual and/or legal provision that justifies the non-payment, the CONTRACTORS shall be entitled to charge a penalty of 1% (one per cent) of the amount of the overdue installments plus default interests from the CONTRACTING PARTIES, at the rate of 1% (one per cent) per month, added with price-level restatement, by the IGP-DI index, until the effective payment date, except for the cases provided in this AGREEMENT which expressly remove the updating occurrence.

4.7. The CONTRACTORS cannot assign or pledge to third parties the amounts to which they are entitled to under this AGREEMENT, without the previous authorization of the CONTRACTING PARTIES.
CLAUSE FIVE – TAXES AND SOCIAL SECURITY CONTRIBUTIONS

5.1. The Parties, in relation to the INSS [National Institute of Social Security – INSS], shall practice the set forth in the Law 9.711/98 and Normative Ruling 03/2005, with later alterations, provided that the highlight of the Social Security tax withheld is obligatory.

5.2. The tax values shall be highlighted on the Invoice presented, jointly with the indication of the rates applied or exemption text, just as determined by the effective legislation. The values related to the supply of own or third parties’ material and/or equipments, indispensable to the execution of the services by the CONTRACTORS, shall be discriminated on the Invoice presented, under penalty of withholding of the taxes due by the total value of the fiscal document.

5.3. The responsibility for the CEI enrollment opening and write-off shall be established in the AGREEMENT, according to the effective legislation and each hiring model. However, if the responsibility is assigned to the CONTRACTING PARTIES, observing the type of hiring, the CONTRACTORS’ responsibility for the creation, organization and presentation to the CONTRACTING PARTY of all the documentation required by the INSS for works write-off shall remain, including the subcontractors’.

5.3.1. The documents shall be presented in their original form or certified copy, joined and organized as a DATA BOOK, according to the CEI enrollment (CEI DATA BOOK), within up to 15 (fifteen) days after the work conclusion.

5.3.2. If the CONTRACTORS fail to present the documentation above mentioned within the determined period, the CONTRACTING PARTIES, since now, are authorized, upon a notice or communication, to withhold 100% (one hundred per cent) of the corresponding Network Element’s service value, from the next payment provided in the agreement, the percentage of which shall only be released by the CONTRACTING PARTY upon the regular presentation of the requested documents.

5.3.3. If the CONTRACTORS use the same insured to serve the several contracting companies, alternately, in the same period, they will be exempted, under the terms of the article 171 and sole paragraph of the Normative Ruling INSS no. 100/03, from developing distinct Payroll and Guia de Recolhimento do Fundo de Garantia por Tempo de Serviço e Informações à Previdência Social – GFIP [Government Severance Indemnity Fund for Employees Collection Form and Social Security Information – GFIP], provided that such situation is duly proved, where the CONTRACTORS shall be solely responsible for such information.

5.3.4. If the application of the set forth in the item 5.3.3. above is questioned by the INSS surveillance, upsetting the CEI enrollment write-off by the CONTRACTING PARTIES, the CONTRACTORS shall be fully liable for any burdens or losses arising therefrom, including the payment of eventual penalties applied by the surveillance to the CONTRACTING PARTY.

5.4. The CONTRACTING PARTIES, in relation to the Imposto Sobre Serviços de Qualquer Natureza – ISSQN [Services Tax –ISSQN], shall fulfill the set forth in the municipal legislation where the services are effectively rendered. The CONTRACTORS shall inform in the Invoice(s)’ body issued the effective place of services provision, under penalty of non-payment and their return, being responsible for such information and, consequently, for occasional tax assessments that the CONTRACTING PARTIES may receive in a City other than that specified on the Invoice(s), requesting the ISSQN payment.

5.5. The CONTRACTING PARTIES, as withholding sources, shall collect the taxes they are bound to pay by the effective legislation, where they will be since now authorized to discount such values from occasional amounts due to the CONTRACTORS under this instrument, committing to send to the CONTRACTORS the vouchers of withholding performed.

5.6. After the 3 (three)-month period from the execution of this AGREEMENT, the Parties agree upon revising the prices established in the LPU contained in the PROPOSAL attached to the agreement, in the event of creation, amendment or extinction of any taxes, fees an tax contributions, as long as there is a proven repercussion in the prices contracted hereby established in the LPU, from the effectiveness of the legal provisions that may introduce such amendments.

5.7. Notwithstanding the payment conditions covenanted in a specific clause, every fiscal document related to services provided by the CONTRACTORS shall be issued and delivered at the CONTRACTING PARTIES’ facilities until the 20th (twentieth) day of the month of the respective issue of invoice or receipt, aiming at the collection, by the CONTRACTING PARTIES, of the taxes within the time limit provided by law.

CLAUSE SIX – GENERAL CONDITIONS RELATED TO TIME LIMITS
6.1. The time limits for supply are those established in the Implementation Schedule provided by the CONTRACTORS, attached to the agreement. Such time limits can only be extended upon a Contractual Adendum and in the following circumstances:

a) temporary suspension of services, by written determination of the CONTRACTING PARTIES, for causes not assigned to the CONTRACTORS, under the terms of clause nine. In such case, the CONTRACTING PARTIES shall reimburse the CONTRACTORS for the direct costs incurred by them by virtue of and for the period the suspension remains. The CONTRACTING PARTIES shall not be liable for the payment of loss of profit to the CONTRACTORS by virtue of the suspension.

b) Acts of God or force majeure, effectively proved by the CONTRACTORS, under the terms of the clause twelve. In such case, each Party shall bear with their own losses for the period the extension is effective.

c) the failure to provide, by sole fault of the CONTRACTING PARTIES, a suitable environment, necessary to the execution of this AGREMENT’s subject matter, as provided in the item 8.1 (b) hereof. In this event, the CONTRACTING PARTIES shall reimburse the CONTRACTORS for the direct costs incurred by them by virtue of the non-provision and for the period it remains effective. The CONTRACTING PARTIES shall not be liable for the payment of loss of profit to the CONTRACTORS by virtue of the extension.

6.2. The extension that may be granted, in the cases referred to in the item 6.1. above, shall correspond to the number of days of the delay effectively occurred and shall only apply to the services provedly harmed by such delay.

6.3. The fact that the CONTRACTING PARTIES reject, in whole or in part, any of the services and/or materials, executed and/or used, which do not meet the requirements, obligations and conditions established herein shall not constitute a reason to justify the delay in the accomplishment of any stages of the services. Likewise, occasional suspensions of the services, determined by the CONTRACTING PARTIES’ inspection in case or irregularities found, as provided in the clause nine hereof, shall not be allowed as a justification for the delay in the Implementation Schedule attached to the agreement.

CLAUSE SEVEN – CONTRACTOR’S OBLIGATIONS

7.1. In addition to other obligations provided herein, the CONTRACTORS shall, jointly and severally:

a) Fulfill the Implementation Schedule, attached to the agreement, and the other obligations established herein;
b) Develop and deliver to the CONTRACTING PARTIES, until the 15th (fifteenth) day of the subsequent month, a DATA BOOK, containing a copy of the documents listed below, regarding the services performed in the previous month, under penalty of suspension of possible payments due by the CONTRACTING PARTIES to the CONTRACTORS, for the services related to the respective Site, as defined herein, and application of the penalty established in the item 10.1. (ii), as long as the CONTRACTORS have not resolved the irregularities in the documentation within the 30 (thirty)-day period from the receipt of a notice about it by the CONTRACTING PARTIES. Alternatively, the said DATA BOOK can be requested by the CONTRACTING PARTIES, at their sole discretion, whenever they find it necessary, within a term reasonably set by means of a notice about it to the CONTRACTORS:

(i) Services Tax (ISS) Collection Form, collected in the city where the services are executed, except in the cases when the Municipal Legislation transfers to the CONTRACTING PARTIES the obligatoriness of ISS withholding and its consequent collection;
(ii) Income Tax Withheld at Source Collection Form, in case it occurs;

(iii) Social Security Contributions Collection Form;
(iv) Collection Form for Fundo de Garantia por Tempo de Serviço Contributions – FGTS [Government Severance Indemnity Fund for Employees – FGTS];
(v) IPE (Individual Protection Equipments) delivery vouchers, for the IPEs supplied to their personnel, when applicable, and their subcontractors’ personnel;
(vi) List of the personnel under the responsibility of the CONTRACTORS and their subcontractors, who worked in the month of report presentation;
(vii) Employees Registration Index (“FRE” / in English “ERI”), pre-admission and periodic health exam of the employees hired by the CONTRACTORS, when applicable, and by the subcontractors during and for the execution of the services that are this AGREEMENT’s subject matter;
(viii) Term of Contract Termination and dismissal health exam; and
(ix) Monthly report containing the number of employees at the CONTRACTORS’ and the subcontractors’, per worked hours, number of accidents with and without lost time injury, with copy of the CAT – Comunicação de Acidente de Trabalho [Labor Accident Notice] and proof of payment of the Seguro de Acidente do Trabalho – SAT [Labor Accident Insurance – SAT].

c) Only subcontract the services that are the subject matter of this AGREEMENT upon the previous approval of the CONTRACTING PARTIES, under the terms of the clause twenty-two hereof. In this event, the documents mentioned above (DATA BOOK) shall be provided by the subcontracted company, and the CONTRACTORS shall remain as solely liable for the provision that is the subject matter hereof to the CONTRACTING PARTIES;
d) Keep all their employees and the subcontractors’ employees duly registered as established by the effective legislation, also with the obligation to keep up-to-date with all the legal obligations related to the activities performed by their employees, even the labor and social security ones;

e) Make sure that proper safety measures are taken to prevent accidents and that all the work performed is in compliance with the relevant occupational safety and health legislation, whether the work is performed by the CONTRACTORS or their subcontractors;
f) Substitute their employees, at any time, upon the CONTRACTING PARTIES’ request, provided that there are evidences that such employee presents an improper performance, being also responsible for the costs arising from the substitution;
g) Properly protect the CONTRACTING PARTIES’ and third parties’ properties, caring for the preservation and maintenance of their facilities, equipments and materials. During the supply and installation of the equipments hired hereby, the CONTRACTORS and their employees, or third parties under their responsibility, shall comply with the rules concerned with the use and preservation of the CONTRACTING PARTIES’ facilities, under penalty of bearing the costs of the damages caused;
h) Maintain in Brazil, during all this AGREEMENT’s effectiveness, a circuit board and component replacement shop, in such a way to ensure that all the pieces sent for repair by the CONTRACTING PARTIES are returned by the CONTRACTORS, within the maximum period of 60 (sixty) days for equipments locally manufactured and 90 (ninety) days for imported equipments;
i) Supply the object hired, in compliance with the regulation edited by the Ministry of Communications, by ANATEL and the other public administration bodies, including, among others, those related to the Serviço Móvel Pessoal – SMP [Personal Mobile Service – SMP/ in English, “PMS”], with regard to materials, Software, services and equipments, until the commercial activation of each Network Element or the issue of the respective Term of Initial Acceptance, whichever shall be sooner;
k) Inform, at the intervals defined by the CONTRACTING PARTIES, about the development of the services hired hereby, according to the Implementation Schedule, showing the evolution of the events, analysis of occasional deviations and actions to keep up with deadlines, including about the services performed by subcontractors, as the case may be;

l) Provide, at any time, information requested by the CONTRACTING PARTIES about the supply that is this AGREEMENT’s subject matter and about the Implementation Schedule, containing the level of details necessary for a good follow-up and reliability of the terms fulfillment;
m) Provide the CONTRACTING PARTIES with a copy of the insurance policies issued on behalf of the CONTRACTORS, according to the clause sixteen hereof, as well as a copy of the payment vouchers of the respective premiums;
n) Appoint a Project Manager who shall interact with the Project Manager appointed by the CONTRACTING PARTIES, fully managing the CONTRACTORS’ and the subcontractors’ obligations. The Project Manager shall: a) have full knowledge of all the Project’s context; and b) have authority to make routine decisions, concerned with the Project and the respective personnel;
o) Comply with, observe, respect, fulfill and enforce all the effective legislation related to environment protection and preservation, as well as the CONTRACTING PARTIES’ recommendations, procedures, rules and internal policies;
p) Ensure the storage and safeguard, as well as the immediate withdrawal and/or disposal of any wastes that may possibly be generated, whether related to the AGREEMENT’s scope or not, aiming at fully complying with the effective environment protection legislation;
q) Hold the CONTRACTING PARTIES harmless of any legal and/or administrative claims caused by the CONTRACTORS themselves or their subordinates, which, somehow, arise from the legal relation between the parties hereto, assuming all the responsibility and the resulting burden, being obligated, furthermore, to formally request, before the relevant authority, the substitution and/or exclusion of the CONTRACTING PARTIES from the claim’s liabilities. In the event that the CONTRACTING PARTIES are claimed, the CONTRACTORS commit themselves to reimburse the CONTRACTING PARTIES for all the costs incurred by the CONTRACTING PARTIES due to the claim, after its final judgment, including in the concept of costs the total attorney fees that they may pay to defend their interests, expert, accountant fees, as well as any other expense incurred with the investigation, defense, maintenance, preservation or execution of any of the rights provided herein, regardless of the time in which such claims are created, pursuant to the set forth in the item 10.3 hereof;

r) Ensure that the materials and equipments (hardware and software) supplied follow the international interoperability standards.

CLAUSE EIGHT – CONTRACTING PARTY’S OBLIGATIONS

8.1. In addition to other obligations provided herein, the CONTRACTING PARTIES shall:

a) Perform the payments of the amounts due to the CONTRACTORS, as established in the clause four hereof and in the price and payment conditions clause of the AGREEMENT;
b) Provide the CONTRACTORS with a suitable infrastructure and transmission environment, as well as for the conclusion of the site acquisition services and licensing process for each site, for the on-demand supply agreements, and the conclusion of the site acquisition services and licensing process for each site, in the case of turnkey contracts.
c) Allow the access to all the facilities of the CONTRACTING PARTIES’ property, during 24 (twenty-four) hours a day, 365 (three hundred and sixty-five) days a year, upon the supply by the CONTRACTORS of a list of the personnel that will have access to the place, followed by the respective documentation. The time limits related to facilities of third-parties’ property shall be previously negotiated with theCONTRACTING PARTIES;
d) Appoint a Project Manager during the supply of this agreement’s subject matter to interact with the Project Manager appointed by the CONTRACTORS, who shall: a) have full knowledge of all the Project’s context; and b) have authority to make routine decisions, concerned with the Project and the respective personnel;

e) Inform the CONTRACTORS, in written, the reasons that determined such refusal of equipments and/or services delivered;
f) Provide the CONTRACTORS with the technical information necessary to the creation of the Projects, aiming at the interface with other Systems of the CONTRACTING PARTIES, as long as the information is requested in a reasonably manner;

CLAUSE NINE – INSPECTION OF THE AGREEMENT EXECUTION

9.1. The CONTRACTING PARTIES and their employees, executives or agents shall always be entitled to inspect the CONTRACTORS’ performance concerned with this AGREEMENT, without excluding or reducing the CONTRACTORS’ sole and full responsibility for the services rendered and the materials/equipments supplied.

9.2. Solely if the CONTRACTORS, in the supply of this agreement’s subject matter, do not comply with the terms set forth herein, the applicable laws and/or regulations and if the CONTRACTORS do not solve the irregularities found within the term established by the CONTRACTING PARTIES and commit themselves, thus, to fulfill the Implementation Schedule attached to the agreement, the CONTRACTING PARTIES can terminate the AGREEMENT, according to the clause twenty-four hereof, provided that the CONTRACTORS shall not be entitled to receive any indemnities, except the payment related to equipments delivered and services performed until the date of the termination notice, provided that they have been accepted, as set forth in the Acceptance Procedures provided in the Agreement or commercially activated by the CONTRACTORS, without detriment of the application, by the CONTRACTING PARTIES, of the penalty described in the item 10.1 (i) hereof.

CLAUSE TEN – PENALTIES

10.1. The infringement by the CONTRACTORS of any provisions herein or the legal and regulatory provisions connected herewith, shall grant the CONTRACTING PARTIES the right to apply the following penalties, without detriment of the responsibility for losses and damages, when applicable:

(i) non-compensatory penalty for the CONTRACTORS’ delay to perform the events set forth in the Implementation Schedule attached to the agreement, for supply and implementation of each Network Element, computed according to the following formula and limited to the sum of all the materials, services and software values with supply provided herein, related to each Network Element in delay:

M = (0.0033 x A) x P

Where:

M = Penalty value
A = Delay in number of days in the performance of the events listed in the Implementation Schedule.
P = sum of the values of all the materials, software and services, with supply provided herein, related to the Network Element in delay.

(ii) non-compensatory penalty in the value of 1% (one per cent) of the global value of all the materials, software and services, with supplied provided herein, related to the Network Element for which the default occurred, except for the default for delay in the events described in the Implementation Schedule, whose penalty shall be the one set forth in the item (i) above. For purposes of application of the penalty provided in this item (ii), the CONTRACTING PARTIES shall notify the CONTRACTORS to, within a 5 (five)-running-day period, start the regularization procedures of the default pointed or, within the same period, present their formal defense. In case they present their defense, the CONTRACTING PARTIES shall analyze whether the justifications presented will exempt the CONTRACTORS from the responsibilities. In case the defense is refused, the CONTRACTING PARTIES shall send to the CONTRACTORS the reasons why they have refused their defense. From the receipt of the defense refusal notice, the CONTRACTORS shall have 24 (twenty-four) hours to start the default regularization, and must conclude the services within the term determined by the CONTRACTING PARTY, based on the reasonability and good faith principles. If proper measures are not taken by the CONTRACTORS, and services are not concluded within the determined period, the penalty shall apply.

10.2. If ANATEL imposes a penalty to the CONTRACTING PARTIES due to a failure to comply with the terms of the authorization or regulation applicable to the Personal Mobile System – PMS and this derives from the CONTRACTORS’ sole failure to perform their obligations in a proper and punctual manner under this AGREEMENT, the CONTRACTORS shall indemnify the CONTRACTING PARTIES in the amount imposed by ANATEL, according to the procedure described in the item 10.3 below, without detriment of the losses and damages that may be incurred by the CONTRACTING PARTIES, in compliance with the limitation set forth in the item 11.1 hereof.

10.3. If the CONTRACTING PARTIES receive summons by virtue of the CONTRACTORS’ or subcontractors’ failure to comply with the tax, social security, environmental, labor obligations or any other one, or by virtue of the CONTRACTING PARTIES’ failure to comply with the obligations mentioned above, for sole responsibility of the CONTRACTORS, they commit themselves to reimburse the value paid, added with interests, penalties and other applicable charges, including attorney fees, to be reimbursed within the maximum period of 07 (seven) days after a written notification sent by the CONTRACTING PARTIES to the CONTRACTORS, through the deposit into the account 762.200 -7 of Banco do Brasil, agência [branch] 3308-1, held by Telemig, and in the account 762.200 -7 of Banco do Brasil, agência 3308-1, held by Amazônia, as the case may be. The reimbursement shall be due after the administrative final decision. The CONTRACTORS shall be noticed in written about the summons within the maximum period of 03 (three) days from its receipt so that they can help the CONTRACTING PARTIES in the strategy of defense to be presented to the body that issued the said summons, also making available any documents to elucidate or prove the fulfillment of certain obligation.

10.3.1. In the event of delay of the payments mentioned herein, the CONTRACTORS shall be liable from the 8th (eighth) day to a penalty of 2% (two per cent) falling on the overdue amount, regardless of any notice, communication, judicial or extra-judicial interpellation.

10.3.1.1. The delay of the payment referred to herein, for longer than the 30 (thirty)-day period from the notice date provided in the item 10.3 above shall imply, regardless of any notice, communication, judicial or extra-judicial interpellation, the application of interests on arrears of 1% (one per cent) per month over the total overdue amount.

10.3.1.2. Further, in the event that the delay of the payment referred to herein is longer than the 30 (thirty)-day period from the notice date provided in the item 10.3, the CONTRACTORS expressly authorize the CONTRACTING PARTIES to adopt, at their sole discretion, one of the following possible behaviors:

a) detain any payments occasionally due to the CONTRACTORS, based on this or other agreements, even if they have been executed prior or after this one, until the CONTRACTORS fulfill the respective obligation, or;
b) charge in court the amounts assumed hereby by the CONTRACTORS, where this AGREEMENT shall work as an extra-judicial execution bond, under the terms of the article 585 of the Civil Procedure Code.

CLAUSE ELEVEN – RESPONSIBILITIES

11.1. The CONTRACTORS shall indemnify and hold the CONTRACTING PARTIES, their officers, executives, agents, employees exempt from any claims, demands, lawsuits, damages, costs, expenses, losses or responsibilities, arising from or related to this AGREEMENT, to the extent that such damages have been caused by acts or omissions derived from the involuntary or felonious behavior of any of the CONTRACTORS or their agents, contractors, subcontractors, executives or employees, or any other person under the CONTRACTORS’ responsibilities, adopting the limit of a) 10% (ten per cent) of the total amount of the agreement for turn-key contracts and; b) 10% of the sum of all the values of materials, software and services, with supply authorized until the date when the damage was caused, for the on-demand supply contracts. In the event that the damages have been also caused by the CONTRACTING PARTIES, each party shall bear responsibility, to the extent of their guilt, for the damages caused by them.

11.2. The CONTRACTORS shall indemnify and hold the CONTRACTING PARTIES and their officers, executives, agents, employees exempt from any claims, demands, lawsuits, damages, costs, expenses, losses or responsibilities by virtue of death or personal injuries (whether to their executives, agents, the CONTRACTING PARTIES’ employees or third parties) arising from or related to this AGREEMENT, to the extent that such injuries or death have been caused by acts or omissions derived from the involuntary or felonious behavior of their agents, contractors, subcontractors, executives or employees, or any other person under the CONTRACTORS’ responsibility, as long as the CONTRACTING PARTIES notify the CONTRACTORS, in written, of any lawsuits, claims, damages or demands against the CONTRACTING PARTIES.

11.3. The CONTRACTORS state that they are solely liable for the total fulfillment of the effective environment protection legislation, being responsible further for any and all damages caused to the environment and/or fines, penalties, notices of infractions, notices, imposed or applied by virtue of the non compliance with the applicable legislation.

11.4. The CONTRACTORS shall reimburse the CONTRACTING PARTIES for any and all expenses that may be incurred by this latter in the promotion and/or implementation of preventive and/or corrective measures of possible damages caused to the environment by the CONTRACTORS, as well as for the expenses and disbursements that the CONTRACTING PARTIES may effectuate as a result of fines, penalties, notices of infractions, notices imposed or applied by the public bodies, without detriment of the losses and damages verified, pleaded by third parties, as set forth in the item 11.3. above.

11.5. The CONTRACTORS acknowledge that the performance of the services covered by this AGREEMENT can interfere harmfully in the current operation and working of the CONTRACTING PARTIES’ telecommunications networks. Thus, the CONTRACTORS ensure to the CONTRACTING PARTIES that there will not be any interference in the telecommunications services supplied by the CONTRACTING PARTIES to third parties, being liable for any damages that the CONTRACTING PARTIES may incur by virtue of occasional stoppages or damages in the services rendering activities, adopting the limit of: a) 10% (ten per cent) of the total amount of the agreement for turn-key contracts and; b) 10% of the sum of all the values of materials, software and services, with supply authorized until the date when the damage was caused, for the on-demand supply contracts. In the event that the damages have been also caused by the CONTRACTING PARTIES, each party shall bear responsibility, to the extent of their guilt, for the damages caused by them.

11.6. The CONTRACTING PARTIES’ responsibility for losses and damages that they may cause to the CONTRACTORS or their subcontractors shall be limited, as the case may be, to: a) a) 10% (ten per cent) of the total amount of the agreement for turn-key contracts and; b) 10% of the sum of all the values of materials, software and services, with supply authorized until the date when the damage was caused, for the on-demand supply contracts.

CLAUSE TWELVE – ACTS OF GOD AND FORCE MAJEURE

12.1. All the unpredictable events occurred along the execution of this AGREEMENT that may provedly interfere in the rhythms of the works shall be characterized as an act of God or force majeure and considered as causes of liability exemption, such as:

a) wars, military hostilities, terrorism acts, police actions and other similar ones;

b) general strikes or in specific sectors, occurring in the local, national or international sphere;
c) nature acts and other catastrophic climate phenomena that are evidently atypical in relation to the period or the place and impossible to be predicted by the CONTRACTORS, in spite of their existence.

12.2. The CONTRACTORS shall notify the CONTRACTING PARTIES’ Project Manager, informing him of the occurrence of an unpredictable fact, within a maximum period of 7 (seven) business days, from its occurrence, attaching proofs that characterize the event’s unpredictability. The failure to send the notice within the determined period shall constitute a proof that the event has not affected the rhythm of the works and, therefore, it cannot be characterized as an unpredictable fact, for the CONTRACTORS’ liability exemption purposes.

12.3. The CONTRACTING PARTIES shall examine the documents presented by the CONTRACTORS, within a maximum period of 7 (seven) business days, and may request supplemental proofs if consider them as necessary to the perfect event characterization.

12.4. If the CONTRACTING PARTIES agree about the event’s unpredictability, the CONTRACTORS shall be exempted from the payment of any penalties to the CONTRACTING PARTIES, also with the right to an term extension, according to the clause six. Each party shall assume and bear its own losses arising from and/or caused by the unpredictable event.

12.5. If the CONTRACTING PARTIES disagree about the existence of an unpredictable event, they must sent to the CONTRACTORS a grounded report, within a maximum period of 7 (seven) business days that justifies and bases their judgment.

12.6. If the CONTRACTORS understand that the event’s unpredictability has made the AGREEMENT execution excessively onerous, they must comply with the set forth in the article 478 of the New Civil Code, and can neither suspend the activities nor declare the agreement as terminated, except if based on a judicial order granting them such right, in conformity to the limited liability provided in the item 11.1, under penalty of being liable for the damages they cause to the CONTRACTING PARTIES, besides being liable to the penalties established herein.

CLAUSE THIRTEEN – SOFTWARE LICENSING AND INTELLECTUAL PROPERTY RIGHTS

13.1 The CONTRACTING PARTIES are hereby granted an irrevocable, untransferrable and non-exclusive license for a 50 (fifty)-year period to use the Software and the Documentation (liable to the payments by the CONTRACTING PARTIES, of the respective amounts), for the operation and maintenance by the CONTRACTING PARTIES themselves or their service providers, of the System or a Part of the System, in conformity to this AGREEMENT and its exhibits. With regard to the Software and the Documentation not directly provided by the CONTRACTORS, the CONTRACTORS declare that they have the rights necessary to transfer and/or sublicense all the licenses corresponding to the CONTRACTING PARTIES, which are necessary to the full use of the Software and the Documentation, as provided herein.

13.2 In the event that the CONTRACTING PARTIES are claimed in court, under the allegation of a presumed breach or infringement of patents, copyrights or any other intellectual property rights concerned with the Softwares and Equipments hired, the CONTRACTING PARTIES hereby commit themselves to inform the CONTRACTORS, in written, of the existence of such judicial claim within the maximum period of 03 (three) days from the notice receipt. This time limit shall be considered from the first business day, inclusively, after the summons or notice receipt by the CONTRACTING PARTIES. The CONTRACTING PARTIES can proceed with the impleader to the CONTRACTORS, under the terms of the article 70, subsection III of the Civil Procedure Code, where the CONTRATORS shall be, in such case, obliged to accept the denouncement and must defend the CONTRACTING PARTIES, exempting them from any responsibilities arising from such utilization and, furthermore, they shall reimburse the CONTRACTING PARTIES for any costs, including attorney fees, by virtue of the lawsuit, after the final decision.

13.2.1. In the event described in the item above, the CONTRACTORS shall only be responsible if:

a) the Software and the equipments are being correctly used in conformity to the Documentation provided and the purposes set forth herein;
b) the infringement or the alleged infringement has been caused by items supplied by the CONTRACTORS under this Agreement;
c) the infringement or the alleged infringement does not derive from any modifications in the Software and in the equipments made by the CONTRACTING PARTIES, which have not been approved by the CONTRACTORS;
d) the CONTRACTORS are informed of all the circumstances that are known by the CONTRACTING PARTIES that may be related and relevant to the lawsuit judged and refrain from taking measures that may harm the CONTRACTORS in their defense;
e) the CONTRACTING PARTIES grant to the CONTRACTORS full power to develop the defense strategy and agree with the plaintiff of the suit, when applicable.

13.3 The CONTRACTORS shall pay to the CONTRACTING PARTIES any amounts and costs to which this latter is condemned to pay by an unappealable judgment by virtue of an infringement of intellectual property rights and/or license of use committed by the CONTRACTORS.

13.4 If the use of the Software and/or Equipments by the CONTRACTING PARTIES is prohibited, the CONTRACTORS shall, on their own account, procure the right so that the CONTRACTING PARTIES continue to use the said Software and/or Equipments, or even substitute or change them so that they will no longer infringe any Intellectual Property Rights. If none of the options aforementioned is technically or commercially feasible, the CONTRACTORS shall remove the Software/Equipments prohibited and reimburse the CONTRACTING PARTIES for the amounts paid to the CONTRACTORS, related to such products, according to the values specified in the LPU mentioned in the PROPOSAL attached to the agreement) or, if not applicable, the average values found in the market.

13.5. Any upgrades shall be provided by the CONTRACTORS to the CONTRACTING PARTIES, as soon as they become available, at prices and under conditions to be previously agreed upon between the Parties. If the Upgrades rectify or patch Software failures, the Upgrades shall be promptly provided and set up without any additional cost to the CONTRACTING PARTIES.

13.6. Notwithstanding any contrary provision herein, it is understood that the CONTRACTING PARTIES shall not be granted any title or property rights over the Software or the Documentation and that such rights shall remain with the CONTRACTORS or their suppliers.

13.7 The CONTRACTING PARTIES agree that the Software or the Documentation provided to them according to this AGREEMENT or any renewals, extensions or expansions of them shall be treated as exclusive and a business secrecy of the CONTRACTORS or their suppliers, and subject to the provisions of the clause fourteen hereof.

13.8 In light of the aforementioned, the CONTRACTING PARTIES:

a) shall not supply or make available the Software or the Documentation or any of their parts or aspects (including any methods or concepts used or expressed in them) to any third party, except for their employees or services providers, if necessary;
b) shall not perform any unauthorized copies of the Software or the Documentation or their parts, except for security backup purposes;

c) when making authorized copies, as mentioned above, they shall transfer to the copies any copyright notices or other notices contained in the Software or the Documentation;
d) shall not modify, decompile, translate (except for internal use), adapt, rectify or patch any error or make any other alteration in the Software or in the Documentation without the previous written approval of the CONTRACTORS;
e) shall not use the Software or the Documentation for any other purpose other than that permitted under this Clause; and
f) shall not assign the Software and/or Documentation license to another Network Element other than that to which it was hired, just as to outside of the territory, without the previous written consent of the CONTRACTORS.

13.9 The PARTIES’ obligations, pursuant to this Clause, shall subsist the termination or expiry of this AGREEMENT, whatever the reason.

13.10 Pursuant to this AGREEMENT, the licensed Software shall be delivered in an inseparable suite further containing other programs or resources in addition to the Software, which cannot be used by the CONTRACTING PARTIES, as they are additional applications. However, at the CONTRACTING PARTIES’ request, the CONTRACTORS shall provide a license of use for such other programs of software resources under the same terms and conditions set forth in this AGREEMENT, except for the price, which shall be negotiated between the Parties.

13.11 The CONTRACTING PARTIES agree not to transfer, whether directly or indirectly, any American technical data (including the Software) that are part of the OSS system acquired by the CONTRACTORS from the company Gensym Corporation, or any other related product, without the previous written authorization of the American Department of Trade or another American government body, to the following countries: Albany, Angola, Armenia, Azerbaijan, Byelorussia, Bosnia and Herzegovina, Bulgaria, Cambodia, Cuba, China (PRC), Estonia, Georgia, Iran, Iraq, Kazakhstan, Kyrgyzstan, Laos, Latvia, Libya, Lithuania, Moldova, Mongolia, North Korea, Romania, Russia, Rwanda, Sudan, Syria, Tajikistan, Turkmenistan, Ukraine, Uzbekistan and Vietnam.

13.12 The Software referred to in the subclause above (13.11) shall be used by the CONTRACTING PARTIES solely for the performance of their businesses in Brazil and only for pacific purposes, not military.

13.13 The CONTRACTING PARTIES shall not export the Software referred to in the subclause (13.10) above without the CONTRACTORS’ formal authorization (except for repair/updating/maintenance purposes at the manufacturer’s plant or another manufacturer as it may determine).

13.14 The CONTRACTING PARTIES are aware that the Products manufactured by Ericsson acquired hereby are subject to the export control under the laws of Sweden, for which they agree to sign the document called “End User Statement”.

13.14.1 The CONTRACTING PARTIES hereby confirm the terms and conditions of the document called “End User Statement” celebrated with the CONTRACTORS on 07/16/2004 whose terms also start to be fully applied hereto.

13.15 The CONTRACTING PARTIES are aware that the “intercept” function is a technical feature available in the products that are the subject matter of this Agreement, which allows them to comply with the terms of the Law 9.296/96, which deals with the interception of telephony communications of any kind and, thus, they also acknowledge that:

i) the “intercept” function may intercept third parties’ communications, which may characterize a criminal infringement, if used in disagreement with the applicable legislation;

ii) as a consequence, the use of this function can only occur in conformity to the said legislation and requires, therefore, the existence of a specific court order issued by a judge of competent jurisdiction;
iii) the scope of the function supplied by the CONTRACTORS does not comprise any equipments (like, for instance, audio recording or data storage equipments related to monitored calls, among others) that shall compose a monitoring center, from which the function can be operated; and
iv) any and all responsibility of the CONTRACTORS are limited to the function supply, not being liable for putting it up and running, except for its implementation, provided that, in such case, the implementation cannot be performed in the course of any monitoring operation, for the monitoring action, or for the function use, and the CONTRACTING PARTIES state that they acknowledge the legal limitations of the function use, which shall apply to their employees, subcontractors and occasional delegates.

13.16 The CONTRACTING PARTIES are hereby informed that the Hardware sale and the transfer of the Software and Documentation license by the CONTRACTING PARTIES in conformity to the subclause 13.1, in an export situation, may require an export/re-export license from certain governmental bodies of Sweden and/or the U.S.A. The CONTRACTING PARTIES are considered as GSM operators and shall become a member of “GSM Association”, when applicable, in order to comply with the applicable international regulations. The CONTRACTORS shall not be liable for any burdens of any kind, such as: penalties, fines, indemnities, among others, which may perchance be imposed to the CONTRACTING PARTIES in case of loss of the right to use or alter algorithms that has not been caused by the CONTRACTORS. All the costs related to the “GSM Association” affiliation and/or acquisition of licenses, authorizations and algorithms shall be paid by the CONTRACTING PARTIES.

CLAUSE FOURTEEN – NON-DISCLOSURE

14.1 All the information related to this AGREEMENT or acquired in its course, disclosed by one Party (“Disclosing Party”) to the other (“Receiving Party”), whether in Brazil or abroad, shall be considered as Confidential Information, as defined below, and owned by the Disclosing Party, and must be protected by both PARTIES, as provided herein.

14.1.1 Confidential Information shall mean, but not limited to, any and all technical, operational, commercial, legal information, whether patented or not, know-how, inventions, processes, formulae and designs, whether patentable or not, business plans, accounting methods, techniques and accumulated experiences, transmitted to the Receiving Party: (i) by any physical means (e.g. printed, handwritten documents, facsimile documents, electronic messages (e-mail), photographs, etc.); (ii) by any other means registered in electronic media, such as tapes, laser discs, floppy disks (or any other magnetic means); (iii) orally; and (iv) summaries, annotations and any comments, whether verbal or written.

14.2 All the non-disclosure obligations provided herein shall remain valid during this instrument’s duration, and furthermore, they shall survive for a 5 (five)-year period from the receipt of each Confidential Information, where the Receiving Party must:

(a) use such information only for the purpose to execute this AGREEMENT;
(b) keep the Confidential Information and disclose them only to the employees who need to have knowledge about them for purposes of execution of this AGREEMENT;
(c) protect such information, using the same care as that used to protect their own confidential information;
(d) not make copies through any processes, except for those indispensable to the development of their works and previously authorized by the Disclosing Part.

14.3 The Receiving Party shall request the Disclosing Party’s written authorization in order to disclose Confidential Information to third parties, agents or consultants, provided that this third party shall sign a Non-disclosure agreement with the parties, in terms compatible with this Clause’s scope, except in the case of supply of Confidential Information to the relevant regulatory agency or the Judiciary, for the fulfillment of an administrative or judicial decision, only to the extent of the said order, an assumption in which the supply shall be previously informed by one Party to the other so that this latter can claim for a proper injunction.

14.4 Each of the PARTIES shall return to the other Party any Confidential Information, whenever requested, or when the document maintenance is no longer necessary, committing itself not to retain any reproductions (including magnetic reproductions), copies or counterparts.

14.4.1 Supplying the whole or Part of the Confidential Information to the other Party shall not grant, under any circumstances, any right inherent to the said information to the Receiving Party, provided that the Disclosing Party shall remain as the lawful owner of the Confidential Information and own rights (including, among others, the patent rights).

14.4.2 The Receiving Party shall inform the Disclosing Party of any incidents that allow or may allow the misplacement or disclosure of documents of Confidential Information, without detriment of its objective responsibility.

14.4.3 The Receiving Party shall destroy any documents produced by it that contain the Disclosing Party’s Confidential Information, when the maintenance of the Confidential Information is no longer necessary, at the Receiving Party’s sole discretion, committing itself not to retain any reproductions (including magnetic reproductions), copies or counterparts.

14.5 The Receiving Party is not obliged to protect any Confidential Information that:

(a) was already under the Receiving Party’s possession, free of restrictions, prior to its disclosure by the Disclosing Party;

(b) is within the public domain or comes within the public domain without any breach of this Agreement by the Receiving Party;

(c) has been lawfully acquired by the Receiving Party with unrestricted rights to disclose it;

(d) has been provedly developed by the Receiving Party prior to its disclosure by the Disclosing Party;

(e) has been provedly disclosed by court order or an order from an authority with competent jurisdiction, and shall, however, promptly inform the Disclosing Party and even prior to the determined disclosure.

CLAUSE FIFTEEN – TITLE AND RISK OF LOSS

15.1 Unless otherwise provided herein or otherwise agreed upon between the Parties, the title over the Products that are the subject matter of this supply shall be transferred to the CONTRACTING PARTIES upon their delivery by the CONTRACTORS and the risk of loss can be transferred after the TAI (Term of Initial Acceptance) issue or the Commercial Activation by the CONTRACTING PARTIES, except for the title over the CONTRACTORS’ intellectual rights, as provided in this AGREEMENT.

15.2 The CONTRACTING PARTIES shall promptly notify the CONTRACTORS of any claims related to a loss that occurs while the CONTRACTORS hold the risk of loss and besides, they shall cooperate by all reasonable means to facilitate the resolution of any claims.

CLAUSE SIXTEEN – INSURANCE

16.1 The CONTRACTORS shall be liable for contracting an Engineering Risk Insurance that assure the civil and installation and assembly works concurrently with the accessory coverage for “Tests”, “General and Cross Civil Liability (including bodily injury, property damages and morale hazard)” and “Adjacent Properties”, in amounts that assure the replacement of properties and/or indemnities for losses in case of losses. The insured amounts and deductibles shall be previously approved by the CONTRACTING PARTIES and must be specified in the insurance policy, beneficiary clause in favor of the CONTRACTING PARTIES. The CONTRACTORS shall also be liable for their employee’s personal insurance.

CLAUSE SEVENTEEN – PERFORMANCE BOND

17.1 The CONTRACTING PARTY is ensured, in case of credits on its behalf herein, resulting from failure of the CONTRACTORS in providing the subject matter hereof, so as to reach the performance under this agreement, the deduction of the percentage of 20% (twenty per cent) of the total amount of the agreement for turn-key contracts and 20% (twenty per cent) of the sum of all the values of materials, software and services, with supply authorized until the date when the damage was caused, for the on-demand supply contracts. Such deduction shall be made from the due installments related hereto or any other effective Agreement at the default period, upon a previous written notice to the CONTRACTORS.

17.1.1 The deduction provided in the item above aims at ensuring to the CONTRACTING PARTIES the receiving of the performance contracted, the reason for which such deduction can be applied jointly with the other penalties provided in the clause ten hereof, as the case may be, upon which the CONTRACTORS hereby agree.

17.2 The CONTRACTORS shall require from their subcontractors performance bonds, mainly with regard to the large-size or highly complex services.

CLAUSE EIGHTEEN – EQUIPMENTS AND SOFTWARE

18.1 Upon the delivery of each supply, if the CONTRACTORS have more up-to-date equipments available than those requested by the CONTRACTING PARTIES, the CONTRACTORS shall inform the CONTRACTING PARTIES of such availability so that they can decide whether to implement or not such more up-to-date equipment.

18.2 If the CONTRACTORS modify, update or discontinue the manufacture of any equipment, software or spare parts, according to the supply that is the subject matter of this AGREEMENT, they shall notify the CONTRACTING PARTIES about it at least at least 180 (a hundred and eighty) days in advance, committing themselves to maintain the prices established in the LPU included in THE PROPOSAL attached to the agreement, so as not to generate damages of any kind to the CONTRACTING PARTIES,, furthermore, shall be responsible for any direct costs arising from such modification.

18.2.1 The PARTIES hereby agree upon and acknowledge that the modification, updating or discontinuance of the manufacture of any equipment, software or spare parts that are the subject matter hereof, can only occur from the end of the warranty period, as provided in a specific clause of the AGREEMENT, in compliance with the time limits and procedures established in the item 18.2 above.

18.3 In case of discontinuance of the manufacture of any equipment, software or spare parts, as provided in the item 18.2 above, the CONTRACTORS shall notify the CONTRACTING PARTIES in written about this fact and supply an equivalent equipment option with prices equal or lower than those previously practiced.

18.4 The substitution of equipments, software or spare parts under this AGREEMENT shall comply with the following conditions:

(a) It shall adversely affect neither the interchangeability, whether physical or functional, nor the performance specifications of the equipment, software or spare parts, except if authorized by the CONTRACTING PARTIES in writing;

(b) Any modification or substitution of equipments, software or spare parts shall be functionally equivalent and compatible with what was modified or substituted, with no other adaptation;
(c) Under no circumstances shall it reduce or diminish the warranty obligations or the useful lifetime undertaken by the CONTRACTORS, pursuant to this AGREEMENT;
(d) In case of impossibility to substitute the equipment, software or spare part to be discontinued, the CONTRACTING PARTIES shall have 180 (one hundred and eighty) days, from the notice described in item 18.2 above, to acquire the required quantity of the said equipment;
(e) The CONTRACTORS commit themselves to provide technical support services, including repairing the equipments, until the end of its period of functionality.

18.5 During the 5 (five)-year period from the warranty period expiration date, the CONTRACTORS shall provide the CONTRACTING PARTIES with equipments spare parts manufactured according to the CONTRACTORS’ standards and software developed by the CONTRACTORS that are compatible and functionally equivalent, enabling a network expansion according to the technical specifications defined in the “RFP” attached to the agreement. If the CONTRACTORS suspend the supply of equipments, spare parts or compatible software and they are not available in any other vendor recommended by the CONTRACTORS that adopt the same pricing policy, during the said period, the CONTRACTORS shall provide the CONTRACTING PARTIES with a commercially reasonable project so that this latter can upgrade to the new equipments, which must offer functionalities similar to those of the discontinued products.

18.6 The spare parts shall be delivered at the place specified by the CONTRACTING PARTIES, and the CONTRACTING PARTIES shall perform the tests within no later than 30 (thirty) days from the delivery. The defective spare parts shall be sent by the CONTRACTING PARTIES, in conformity to the warranty procedures provided herein, and in such case, it will have a 12 (twelve)-month warranty period as from its return to the delivery place defined by the CONTRACTING PARTIES. The CONTRACTING PARTIES shall be assured with the right to follow the tests “in loco” (at the CONTRACTORS’ facilities), when they are performed and, in such case, the CONTRACTORS commit themselves to inform the dates one week in advance.

18.7 If any equipment or service is delivered at an incorrect place, the CONTRACTORS shall be liable for any additional expenses incurred arising from its delivery at the correct place of delivery and for the risk of transportation. The CONTRACTORS shall also be liable for items delivered in excess.

CLAUSE NINETEEN – PLANS, PROJECTS AND TECHNICAL SPECIFICATIONS

19.1 Except for the Confidential Information, the documents that include plans, drawings, projects and specifications provided by the CONTRACTORS to the CONTRACTING PARTIES, in connection with the supply, shall belong to the CONTRACTING PARTIES, except for the CONTRACTORS’ intellectual property rights.

Additionally, the CONTRACTING PARTIES shall have full right to use the documents provided by the CONTRACTORS that constitute Confidential Information in the normal course of operation and maintenance of the Products.

19.2 Each PARTY shall be liable for the integrity and the correction of data and technical documents provided to the other party. When such data or technical documents are found incomplete or inaccurate, each Party shall notify the responsible Party and, subsequently, the said responsible Party shall promptly complete and/or correct the said data or technical documents.

CLAUSE TWENTY – REPRESENTATIONS OF THE PARTIES

20.1 The PARTIES hereby confirm that this AGREEMENT was negotiated and entered into in accordance with the principles of integrity and good faith, which shall also be complied with by the PARTIES in the fulfillment and execution of their obligations under the terms hereof.

20.2 For the purposes of the Civil Procedure Code (including its Art.157), the PARTIES hereby confirm and acknowledge expressly that (i) they have expertise and experience in the execution of the activities covered herein; (ii) the PARTIES’ obligations arising from this AGREEMENT are proportional and congruent; (iii) no fact or obligation contained in this AGREEMENT can be considered as a breach of infringement to the laws applicable thereto or to the subject matter and nature hereof; (iv) they have been assisted by qualified professionals to identify and understand the applicable legal rules and are aware of all the circumstances related to this AGREEMENT as well as the rules that govern it; and (v) they had access to all documents, plans, spreadsheets and all the information and conditions necessary to the development and/or analysis of the PROPOSAL attached to the agreement.

20.3 This AGREEMENT and its Exhibits constitute the entire understanding between the PARTIES with regard to the matter hereof and shall prevail over all previous discussions, agreements and statements. Any information, premise, advantage or condition that may have been provided by the CONTRACTING PARTIES prior to the RFP attached to the agreement and that is not expressly provided herein and/or its Exhibits, can not be taken into consideration by the CONTRACTORS, provided that they shall not be considered as valid, not effective.

20.4 No modifications, amendments or other changes shall be made to this AGREEMENT or to any part hereof, except upon a written instrument signed by an attorney of each Party.

CLAUSE TWENTY-ONE – WAIVER OF RIGHTS

21.1 Any failure or delay by the CONTRACTORS or CONTRACTING PARTIES in exercising any right, power or privilege or strictly execute any term or condition hereof, in one or more occasions, shall neither constitute nor be construed as a waiver of said rights or of any other terms and conditions set forth herein in any other occasion.

CLAUSE TWENTY-TWO – ASSIGNMENT AND SUBCONTRACTING

22.1 The Parties shall neither assign nor transfer, in whole or in part, the rights and obligations established herein, without the previous and express authorization of the other Party, except for the set forth in the items 22.2 and 22.3 below.

22.2 The CONTRACTORS can assign or transfer the rights and obligations established herein, in the event of corporate restructuring, spin-off, merger and/or incorporation, upon a written notice to the CONTRACTING PARTIES.

22.3 The CONTRACTING PARTIES shall also be authorized to assign or transfer the rights and obligations specified herein to companies from the same group or in the event of corporate restructuring, spin-off, merger and/or incorporation, upon a simple written notice to the CONTRACTORS.

22.3.1 In the event aforementioned, the CONTRACTING PARTIES, on its behalf or on their successors’ behalf, must perform the payments for the equipments, materials, Software delivered and for the services rendered, as long as the said equipments, materials, Software or services have been accepted or commercially activated by the CONTRACTORS, pursuant to the conditions provided in the clause four hereof and in the AGREEMENT’s payment conditions clause. Additionally, the CONTRACTING PARTIES, in the event aforementioned, commit themselves to inform, in occasional “due diligence” processes, the existence hereof.

22.4 For the purposes of this clause, the expression “AGREEMENT” shall include this Exhibit I, the respective AGREEMENT and its exhibits, as well as any supply approvals, when applicable, generated for the execution of the AGREEMENT.

22.5 The CONTRACTORS can subcontract any of the services provided herein, upon a previous and express authorization of the CONTRACTING PARTIES, provided that the CONTRACTORS are prohibited to allege exemption of liability and obligations regarding the subcontractor party.

22.6 The CONTRACTORS’ liability for services performed by their subcontractors is full, comprising as well the liabilities for general and labor accidents and for the labor, social security and tax charges and duties.

22.7 None of the clauses contained in the agreements between the CONTRACTORS and their subcontractors shall constitute a contractual bond between the CONTRACTING PARTIES and the CONTRACTORS, or between the CONTRACTING PARTIES and the CONTRACTORS’ subcontractors, nor shall they exempt the CONTRACTORS from any obligations with the CONTRACTING PARTIES, provided herein.

22.8 The CONTRACTING PARTIES’ contacts, communications and understandings connected with this AGREEMENT’s subject matter shall always be taken into account between the CONTRACTING PARTIES and the CONTRACTORS, provided that this latter shall be responsible for retransmitting orders and/or instructions to their subcontractors, if necessary.

22.9 Under no circumstances shall the CONTRACTING PARTIES be liable for any obligations assigned to the CONTRACTORS’ subcontractors.

CLAUSE TWENTY THREE – NOTICES

23.1 The notices required to be sent by one part to the other shall be considered as duly delivered if performed in written and delivered in person directly to the Project Manager appointed by the PARTIES or, in his absence, to his deputy.

23.2 Either party can change the addresses to where the notices must be sent informing the other Party in written of the said change of address.

23.3 Provisions designed to impose an implicit acceptance of conditions in case the other party remains in silence shall not be considered as valid. Likewise, no deadlines unilaterally determined by one of the parties shall be accepted, especially concerning requests for technical clarifications. In this case, the Project Managers of the PARTIES shall meet and determine, by mutual agreement, a reasonable deadline for both Parties.

CLAUSE TWENTY-FOUR – RESCISSION

24.1 This AGREEMENT can be rescinded by the CONTRACTING PARTIES, in the following events:

(a) if the CONTRACTORS are late in performing the events identified in the Implementation Schedule attached to the agreement, after reaching the penalty limit of 20% (twenty per cent) of the amount of the AGREEMENT as set forth in the clause ten;
(b) if the CONTRACTORS’ fail to comply with any of the clauses or conditions established herein, subject to the procedure provided in the item 10.1 (ii), for purposes of nonfeasance characterization;
(c) if any of the CONTRACTORS compounds with creditors or initiates a bankruptcy process, has its bankruptcy declared, is judicially declared to be insolvent, or is under corporate changes, including, but not limited to, modifications of its corporate purpose or corporate structure, in such a way that hinders the full and complete performance of this AGREEMENT; and

24.1.1 If the events described in the item 24.1 occur, and for the purpose of rescinding this AGREEMENT, the CONTRACTING PARTIES shall notify the CONTRACTORS indicating the reasons that have led to said rescission.

24.2 Should this AGREEMENT be rescinded, as a result of any of the above events mentioned in the previous item, the CONTRACTORS shall not be entitled to any indemnification, only the payment for the equipments delivered and the services rendered, provided they have been accepted or commercially activated, discounting the amounts related to the withdrawal of occasional holdovers based on the AGREEMENT’s LPU, until the date of the rescission notice. The CONTRACTING PARTIES, however, shall be entitled to withhold the amounts owed to the CONTRACTORTS for settlement of the contractual fine determined in the Clause ten, or as an indemnity for the computed losses and damages, respecting the limit for calculation of losses and damages pursuant to this agreement.

24.3 This AGREEMENT can be rescinded by the CONTRACTORS, in the following events:

(a) if the CONTRACTING PARTIES compounds with creditors or initiates a bankruptcy process or has its bankruptcy declared; and
(b) If the CONTRACTING PARTY is over sixty (60) days late in making any of the payments owed to the CONTRACTORS, in connection with events provedly performed and accepted by the CONTRACTING PARTIES, provided that there are no clauses expressly authorizing the CONTRACTING PARTIES to suspend payment.

24.4 In any event of rescission or termination of this AGREEMENT, the amounts related to the equipments delivered and services rendered until the date of the effective rescission hereof, provided they have been accepted or commercially activated, discounting the amounts related to the withdrawal of occasional holdovers based on the AGREEMENT’s LPU, shall be paid by the CONTRACTING PARTIES under the conditions agreed upon, according to the set forth in the item 24.2 aforementioned.

Attachment II

ANSWERED RFP

RFP

Network CORE, BSC/TRC, BTS and VAS

GSM/GPRS/EDGE

TELEMIG CELULAR and AMAZÔNIA CELULAR

Amazônia Celular S.A. / Telemig Celular S.A.	Confidential Document
ESP TEC GSM - NSS + BSS	2

Table of Contents

1. Introduction	5
1.1 Objective	5
1.2 Supply Scope	6
1.3 Equipment and Services	8
1.4 Supply Scope	12
1.5 Implementation Phases	15
1.6 Project Requirements	16
2. General Provisions	16
2.1 Presentation of Bids, Delivery Address, Contact Person, Language and Currency	16
2.2 Limit Date	17
2.3 Proposal Copies	17
2.4 Costs Associated to the Proposal	18
2.5 Statement of Conformity	18
2.6 Confidentiality	19
2.7 Equipment and Systems Requirements	19
2.8 Procurement Conditions	20
2.9 Payment Conditions	20
2.10 List of Applicable Documents	20
2.11 Terms	23
3. Technical Specifications	24
3.1 General Requirements of the System	24
3.2 Platform Requirements	24
3.3 Core Requirements	28
3.3.3 HLR	30
3.4 BSS Requirements	33
3.5 Networks and Performance Management	35
3.6 IP Transport Network (DCN)	36
3.7 Mediation Requirements	37
3.8 Infrastructure	37
3.9 Sizing Information	44
4. Warranties and Spare Parts	51
4.1 Hardware and Software Warranties	51
4.2 Spare Parts	51
5. Repairs of Units	52
5.1 Repair of Equipment	52
5.2 Out-of-Warranty Equipment	53
6. 7 x 24 Technical Support	53
6.1 Technical Suport Services	53
7. Operation and Maitenance	55
7.1 Operation and Maintenance Tooling	55
8. Installation Services	55

Amazônia Celular S.A. / Telemig Celular S.A.	Confidential Document
ESP TEC GSM - NSS + BSS	3

9. Acceptance and Commissioning Tests	55
9.1 Scope	55
9.2 Acceptance Stages	56
10. Documentation	58
11. Training	58
11.1 Training Requirments	58
12. Attachments	58
12.1 Attachment 1 - General Requirementes of the System	58
12.2 Attachment 2 - Requirements of Monolythical MSC/VLR	58
12.3 Attachment 3 - Requirements of MSC_Server/VLR and Media Gateway	58
12.4 Attachment 4 - Requirements of BSS	58
12.5 Attachment 5 - Requirements of HLR	58
12.6 Attachment 6 - Requirements of AuC	59
12.7 Attachment 7 - Requirements of Network Management	59
12.8 Attachment 8 - Requirements of IP Sub-system	59
12.9 Attachment 9 - Mediation Requirements	59
12.10 Attachment 10 - GPRS Requirements	59
12.11 Attachment 11 - Total Summary Spreadsheet	59
12.12 Attachment 12 - Installation and Acceptance Procedures	59
12.13 Attachment 13 - Dimensiona TRX 2007 TC REV4 (EDB)	60
12.14 Attachment 14 - New Sites 2007 (EDB Sizing)	60
12.15 Attachment 15 - Training	60
12.16 Attachment 16 - General Specifications of Infrastructure	60
12.17 Attachment 17 - Specification for Site Acquition	60
12.18 Attachment 18 - Specification of Licensing Services	60

Amazônia Celular S.A. / Telemig Celular S.A.	Confidential Document
ESP TEC GSM - NSS + BSS	4

1. Introduction

1.1 Objective

1.1.1 To specify the enlargement of capacity of the GSM/GPRS/EDGE network and of the MMS and WAP added value service platforms in the Provision Areas of Telemig Celular - comprised of the State of Minas Gerais, and Amazônia Celular - comprised of the States of Pará, Amazonas, Maranhão, Amapá and Roraima. This enlargement shall be performed taking into consideration the upgrade of the current elements and/or addition of new elements, focused on the evolution of NSS in the Split architecture, that is, giving preference to the enlargement of capacity in the Nodes of the Split architecture, to the detriment of the monolithic architecture.

Ericsson answer: complies with the specification according to the ERICSSON proposal.

1.1.2 The network already contracted and made available by the bidder to meet the traffic demand of December 2006 shall be considered as reference for expansion purpose.

Ericsson answer: complies with the specification.

1.1.3 The purpose of this document is to establish the specifications of the systems to be met and the conditions of screening and contracting of the SUPPLIER that will be providing the enlargement and evolution of the network comprised of existing equipment and new equipment, evidenced as not being used and implementing it in turn-key system. The specifications of this Request for Proposal, hereinafter referred to simply as RFP, must be considered as minimum requirements to be achieved by the equipment and systems to be supplied.

Ericsson answer: complies partially with the specifications. The turn-key modality is not contemplated. The specifications to be complied with are in accordance with the point-to-point answers of this document and of all of its Attachments.

1.1.4 SUPPLIER, hereinafter referred to simply as BIDDER, shall answer this RFP with its proposals in writing to the Core and the MMS/WAP added service value platforms, as defined herein and in the Attachments hereto, until the date set forth in item 2.2.1. PURCHASER will evaluate the submitted proposals according to the objectives defined in item 1.1, independently for each of the regions mentioned in item 1.4. The results of the assessments in its several items will not be shared with the other bidders.

Ericsson answer: complies with the specification.

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1.2 Supply Scope

1.2.1 The term "SYSTEM" is used in this RFP to define, generically, each of the network elements required to the enlargement of the GSM/GPRS/EDGE and MMS/WAP PURCHASER's network, through an agreement for the supply of equipment and service, including hardware and software that compose the solutions specified in this RFP.

Ericsson answer: complies with the specification.

1.2.2 PURCHASER requests the BIDDER to submit detailed technical and commercial proposals for integrated SYSTEM, including all equipment, systems, software and services defined in this RFP. The integrated SYSTEM shall be in compliance with the requirements defined herein and shall include the network dimensioning and project, preparation of the sites and infrastructure, supply of equipment and software, delivery in the implementation sites, installation, commissioning, integration to the other network elements and to the management system of the PURCHASER, interlinking to the RTPC, commercial start-up, operation and assisted maintenance for a certain period and training. It shall also be included the full responsibility of the BIDDER before its employees, any subcontractors and/or sub-suppliers.

Ericsson answer: complies partially with the specification, according to all of our point-to-point answers, comments, premises and descriptions included in our proposal.

1.2.3 According to the ANATEL regulations that govern the provision of SMP in authorization system, a set of quality goals is defined in the PGMQ, which the BIDDER is obliged to comply with. This same commitment shall be formally accepted by the BIDDER and the proposal shall have a clear and summary description of how it intends to achieve those goals. BIDDER shall undertake the responsibility for achieving the PGMQ goals as a condition to the execution of the supply agreement.

Ericsson answer: Ericsson understands that it will not operate the SYSTEM, therefore the compliance with the ANATEL goals shall be under the responsibility of Telemig. Ericsson ensures that, once the services in the network required to the compliance with the ANATEL goals are requested, they will be submitted by Ericsson in the PPIs, and upon their approval (issuance of OCs to them), Ericsson will be responsible for implementing them in the network.

TC answer: the solution must include the configuration of the counters and the availability of traffic measurements in ISDN routes, used to evaluate the compliance with the SMP3 indicator. Ericsson will include it in LPU at the cost of R$ 23,000.00 per exchange.

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1.2.4 The costs of the equipment, parts, software, applications, services and features defined in this RFP as basic shall be included in the final price of the proposal, including those not specified herein and that are essential for the commercial and proper operation of the SYSTEM.

Ericsson answer: complies partially with the specifications, according to all of our point-to-point answers, comments, premises and descriptions included in our bid.

1.2.5 BIDDER shall quote in the List of Unit Prices of its proposal, equipment, parts, software, applications, services and features made available by it, not specified in this RFP and not contemplated in item 1.2.4, as well as to keep the compliance with the requests of item 3.1.89 of the Attachment, item 12.3 - MSC_Server & VLR and Media Gateway Requirements, even that any upgrades of software version are contracted in the existing core network elements and/or new elements are purchased.

Ericsson answer: complies partially with the specification. Not all elements existing in the Ericsson solutions are included in the submitted LPUs. In case new items not included in the LPU are required, Ericsson commits to present and include those items in the LPU.

1.2.6 BIDDER shall ensure that the offered equipment have all standardized interfaces for interoperation with all other elements of the existing network and of the proposed network. In addition, they shall be capable of interoperating with other elements of the PURCHASER's network, regardless of the manufacturer.

Ericsson answer: complies partially with the specification.

The Ericsson equipment use standard protocols for interoperability with other network elements, according to the answers of the Attachments to this RFP. Concerning the interoperability with the network elements that use protocols other than those mentioned in the document, Ericsson proposes to study on a case-by-case basis and to discus commercially with the operator the possible adjustments.

All offered elements, as well as the elements already existing in the network, show standardized interfaces and protocols, according to 3GPP Release 6 and ITU-T.

Although Ericsson having the standardized interfaces, some protocols still do not allow interoperability between network elements from different suppliers such as, for example, the GCP protocol based on the ITU-T H.248 standard for communication between MCC Server and MGw. Currently, because of the limitation in the H.248 standardization, there are no manufacturers that are able to ensure the interoperability in the Mc interface with products from other suppliers. The Mc interface is supported according to the standards but

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implements particular characteristics of profile defined by Ericsson (FAY 11232_2), since certain functionalities are not standardized by the 3GPP. Ericsson has foreseen in its roadmap the introduction of OPEN GCP to MSS 5.0 (MSC Server R13 and MGw R5 - Q4/2007), when 3GPP is expected to have already defined a common profile to all vendors.

In relation to the MAP protocol, there are adjustments to the Brazilian market (CCDA, Clip Over MAP, etc.), as well as proprietary features (Subscription Type, Selective Bypass, etc.) being used in the network that do not allow full interoperability with other suppliers or platforms not supplied by Ericsson. Adjustments for interoperability with other suppliers are not within the scope of this proposal.

1.3 Equipment and Services

1.3.1 BIDDER shall supply, deliver, install, expand, test, commission and systemically integrate to RTPC, SMP Networks and Platforms and to BSS a Core - MSC/ MSC Server/ Media Gateway network of GMS 900 MHz/ 1800 MHz/ HLR mated pair GSM and TRCs comprised of new equipment, evidenced as not being used, fully operational, proper to the full commercial operation and according to the goals, terms, quantities and limit dates defined in this RFP and its Attachments.

Ericsson answer: complies partially with the specification, according to all of our point-to-point answers, comments, premises and descriptions included in our proposal.

1.3.2 BIDDER shall supply, deliver, install, expand, test, commission and systemically integrate to RTPC, SMP Networks and Platforms and to BSS, the MMS and WAP platforms, fully operational, proper to the full commercial operation and according to the goals, terms, quantities and limit dates defined in this RFP and its Attachments.

Ericsson answer: complies partially with the specification, according to all of our point-to-point answers, comments, premises and descriptions included in our proposal.

1.3.3 Network Sub-system (NSS) equipment, software licenses and features:

Ericsson answer: complies with the specification.

1.3.3.1 Mobile Switching Center/ Visitor Location Register (MSC/VLR).

1.3.3.2 Mobile Services Switching Center Server/ Visitor Location Register (MSC Server/VLR).

1.3.3.3 Media Gateway (MGW).

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1.3.3.4 Home Location Register (HLR) mated pair GSM.

1.3.3.5 Authentication Center (AuC).

1.3.3.6 GPRS system.

1.3.4 Base Station Sub-system (BSS) equipment, software licenses and features:

1.3.4.1 Base Station Controller (BSC) Ericsson answer: complies with the specification.

1.3.4.2 Base Transceiver Station (BTS) Ericsson answer: complies with the specification.

1.3.5 Operations Sub-system (OSS):

1.3.5.1 Network management system Ericsson answer: complies with the specification.

1.3.6 Performance Management Sub-system (GD):

1.3.6.1 Performance Management System

Ericsson answer: does not comply with the specification. As agreed between the parties, the Performance Management is not being offered in the Proposal.

1.3.7 IP Transport Sub-system (DCN):

1.3.7.1 IP Infrastructure System

Ericsson answer: does not comply with the specification. See answers to Attachment 8 - General Requirements of the IP Sub-system.

1.3.8 WAP System

Ericsson answer: complies with the specification.

1.3.9 MMS System

Ericsson answer: complies with the specification.

1.3.10 Other items:

1.3.10.1 Cables, connectors, matting and other kits of installation materials complete for all supplied network elements.

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Ericsson answer: complies with the specification.

1.3.10.2 Special tools and specific test and maintenance equipment for the new network elements.

Ericsson answer: does not comply with the specification. The special tools and specific test and maintenance equipment for the new network elements are not included in our proposal.

1.3.10.3 Spare parts and consumables in minimum quantities, as defined in the specific item.

Ericsson answer: complies partially with the specification, according to the answers given to each item.

1.3.10.4 Project documentation, as built, as well as technical manuals of all supplied equipment with detail level sufficient to their operation and maintenance.

Ericsson answer: complies with the specification.

1.3.11 Services:

1.3.11.1 Network and project planning, including "as built".

Ericsson answer: complies with the specification.

1.3.11.2 Preparation of the site (electricity, cabling, etc.) and equipment installation and commissioning.

Ericsson answer: complies partially with the specification. To the CORE: all and any fitting of infrastructure and energy is under the responsibility of the contracting parties. To the ACCESS: the infrastructure and energy fitting took into consideration are only those submitted in our proposal.

1.3.11.3 Equipment and systems, software, hardware and firmware configurations.

Ericsson answer: complies with the specification.

1.3.11.4 MGWs and BSCs cut-over services.

Ericsson answer: complies partially with the specification. We are not considering in this proposal the MGWs cut-overs.

1.3.11.5 Database programming services of the MSCs Server and MGWs to the intermediate and definitive phases, to the new network elements, to the expanded network elements and to the other non-expanded network elements, as a function of possible changes in the network topology.

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Ericsson answer: complies with the specification according to the PPIs to be sent.

1.3.11.6 RF services:

1.3.11.6.1 Installation of dTRU - the CDD services apply.

Ericsson answer: complies partially with the specification, according to the service submitted in the proposal.

1.3.11.6.2 Installation of new irradiating systems - the CDD and initial tuning services apply, where it shall be updated the PRF Rev4 and provided the information for registration in Anatel in the SITAR format.

Ericsson answer: complies partially with the specification, according to the service submitted in the proposal.

1.3.11.6.3 Installation of new sites - the RND e RNI services may apply, as required by Telemig Celular. The RF projects shall comply with the "RF Project Process Map", according to Attachment 12.12.5 PO.TEC.PEN-001-2006, Project Process of RF Rev2.

Ericsson answer: complies partially with the specification, according to the service submitted in the proposal.

1.3.11.7 Test of each network element and of the whole SYSTEM.

Ericsson answer: complies partially with the specification, according to the service submitted in the proposal.

1.3.11.8 Integration of the network elements in the SYSTEM.

Ericsson answer: complies partially with the specification, according to the service submitted in the proposal. The services related to MGW ULA Ericsson, at the time of integration with the Huawei access are contemplated, according to PPI to be sent.

1.3.11.9 Complete integration of the contracted equipment and systems with the corporate networks (including CDR collection and processing and provisioning systems) and the management and supervision network.

Ericsson answer: all required integrations, including the CORBA interface, will be quoted in the LPU. The final solution, with its respective quantities, will be submitted in PPI to be issued by Ericsson at the time of definition of the final solution to the implemented.

1.3.11.10 Technical support during and after the Warranty Period.

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Ericsson answer: complies with the specification, provided that the system support service is contracted.

1.3.11.11 Repair of defective modules and equipment.

Ericsson answer: complies with the specification, provided that the system support service is contracted.

1.3.11.12 Training.

Ericsson answer: complies with the specification.

1.3.11.13 Project Management.

Ericsson answer: complies with the specification.

1.4 Supply Scope

1.4.1 The equipment, software and services that are the project of this RFP will serve the Regions A and B. Region A is comprised of the Telemig Celular S.A. authorization area in Minas Gerais, which comprises the cities of Sectors 2 and 3 of Region I of the General Plan of Grants and Region B is comprised of the Amazônia Celular Authorization Area - formed by the States of Pará, Amazonas, Maranhão, Amapá and Roraima.

Ericsson answer: complies with the specification.

1.4.2 BIDDER shall submit two alternatives of proposals, contemplating the offers of enlargement of the MMS and WAP platforms and shall be separated into lots, as specified below:

1.4.2.1 Alternative 1: upgrade of software in all elements of lots 1, 3 and 5 in the networks of Regions A and B, passing the MSCs and MSSs of the current release R10 to R12 and MGWs from R3.1 to R4.1, except the HLRs, which are already in R12. To lots 2 and 4, the software can be upgraded or not, according to the solution to be indicated by the BIDDER.

Ericsson answer: complies with the specification. It is being included the upgrade of the Amazônia HLR.

1.4.2.1.1 Lot 1: supply of equipment and software of the NSS of Telemig Celular, including the corresponding associated OSS and services related to the expansion of the equipment of this lot, aiming at the compliance with the demand with the portfolio growth, as specified in item 3.9. This alternative shall be based on the upgrade of the processors of part or of all existing MSC servers, including the expansion and, if required, implementation of the new Media Gateway(s). It shall also foresee the adequacy of the current

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topology, through re-affiliation in order to balance the distribution of traffic between the Core network elements. Concerning the current monolythical architecture, it shall be intended to comply 100% with the interconnection of CN 31 (GTW function) and the remaining of its used capacity as VLR in the CN 31, without expansion of the call processing capacity.

Ericsson answer: complies with the specification according to the portfolio of subscribers shown in the technical description of the proposal in March 2007.

1.4.2.1.1.1 Additionally, hardware and services shall be quoted for increase of memory of the 2 (two) spare processors APZ 212 40 supplied to the BSCs of LUE3 and VGA2, increasing the capacity from 4M to 8M.

Ericsson answer: complies with the specification, provided that this scope is contracted by the Contracting Party.

1.4.2.1.2 Lot 2: supply of Telemig Celular BSS equipment and software, including the corresponding associated OSS and services related to the expansion of equipment of this lot, aiming at meeting the growth of TRX specified in item 3.9. In case the supply of new BSCs is required, it shall be in the last available software version. The current topology of interlinking with NSS shall be proper, in order to balance the distribution of traffic, through re-affiliations of the BSS components.

Ericsson answer: complies with the specification according to the portfolio of subscribers submitted in the technical description of the proposal in March 2007.

1.4.2.1.3 Lot 3: supply of Amazônia Celular NSS equipment and software, including the corresponding associated OSS and services related to the expansion of equipment of this lot, aiming at meeting the growth demand of the portfolio, as specified in item 3.9. This alternative shall be based on a topology with MSCs servers and monolythical only in the same current sites. It shall also foresee the adequacy of the current topology, through re-affiliations to balance the distribution of traffic between the elements of the Core network. Concerning the traffic expansion in CN 91, it shall be implemented, preferably, in the split topology.

Ericsson answer: complies with the specification according to the portfolio of subscribers submitted in the technical description of the proposal in March 2007.

1.4.2.1.4 Lot 4: supply of Amazônia Celular BSS equipment and software, including the corresponding associated OSS and services related to the expansion of equipment of this lot, aiming at meeting the growth of TRX specified in item 3.9. In case the supply of new BSCs is required, it shall be in the last available software version. The current topology of interlinking with NSS shall be

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proper, in order to balance the distribution of traffic, through re-affiliations of the BSS components.

Ericsson answer: complies with the specification according to the portfolio of subscribers submitted in the technical description of the proposal in March 2007.

1.4.2.1.5 Lot 5: supply of VAS equipment and software and services for overall service, related to the reflections of the expansion specified in all regions, such as: WAP, MMS, HLR/AuC licenses, Network Management System/OSS licenses for VAS platforms, IP Transport Network, etc.

Ericsson answer: complies partially with the specification. We are not considering new equipment to the IP sub-system, we consider that the PURCHASER has in its network equipment (switches and routers) with available port and capable of keeping in perfect operation the new elements of CORE network, such as MGWs and MSCs. In case the PURCHASER decides for the need of purchasing new equipment for this sub-system, it shall request a new proposal to the BIDDER.

1.4.2.2 Alternative 2: software upgrade in all elements of lots 1, 3 and 5 in the networks of Regions A and B, changing the MSCs and MSSs from the current release R10 to R12 and inclusion of a MSC Server R12 in the places of Macapá, Boa Vista and Santarém, with the current existing Media Gateways affiliated thereto. For lots 2 and 4, there can be software upgrade or not, according to the solution to be appointed by the BIDDER.

Ericsson answer: does not comply with the specification. We are not submitting bid for this alternative 2.

1.4.2.2.1 Lot 1: the same description comprised in item 1.4.2.1.1.

Ericsson answer: does not comply with the specification. We are not submitting bid for this alternative 2.

1.4.2.2.2 Lot 2: the same description comprised in item 1.4.2.1.2.

Ericsson answer: does not comply with the specification. We are not submitting bid for this alternative 2.

1.4.2.2.3 Lot 3: supply of Amazônia Celular NSS equipment and software, including the corresponding associated OSS and services related to the expansion of equipment of this lot, aiming at meeting the growth demand of the portfolio, as specified in item 3.9. This alternative shall be based on a topology with MSCs servers and current monolythical, adding at least one MSC server R12 in Macapá, Boa Vista and Santarém. It shall also foresee the adequacy of the current topology, through re-affiliations to balance the distribution of

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traffic between the elements of the Core network. Concerning the traffic expansion in CN 91, it shall be implemented, preferably, in the split topology.

1.4.2.2.4 Lot 4: the same description comprised in item 1.4.2.1.4.

Ericsson answer: does not comply with the specification. We are not submitting bid for this alternative 2.

1.4.2.2.5 Lot 5: the same description comprised in item 1.4.2.1.5.

Ericsson answer: does not comply with the specification. We are not submitting bid for this alternative 2.

1.4.3 The proposals shall present an overall topology of the SYSTEM for all regions and submit separate price spreadsheets for each alternative/ lot/ platform, as described above and also separated by Implementation Phases, as described in the item below.

Ericsson answer: complies partially with the specification. The topologies are presented in the respective technical descriptions sent in March 2007 of the CORE and Access. We are not presenting the topology and the respective answer alternative 2.

1.5 Implementation Phases

1.5.1 The expansion of the existing network of Telemig Celular, object of this RFP, will be in two phases: Phase 5 and Phase 6, considering, respectively, the compliance with the portfolios projected to July and December 2007, with terms for commercial activation defined in item 2.11.2.

Ericsson answer: complies partially with the specification. As requested by Telemig Celular, the network expansion, object of the proposal, will be implemented to the Core and BSC, in a single phase. To the BTS, the expansion will be in two phases. The implementation terms will be according to the implementation time schedule to be included in the agreement executed between the parties.

1.5.2 The expansion of the existing network of Amazônia Celular, object of this RFP, will be in a single phase (Phase 5), taking into consideration the compliance with the portfolio projected to December/2007, with term for commercial activation defined in item 2.11.3.

Ericsson answer: complies partially with the specification. The implementation term will be in accordance with the implementation time schedule to be included in the agreement executed between the parties.

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1.5.3 The expansion of the MMS and WAP platforms will be in a single phase, contemplating the final capacity - Phase 6 - with the portfolio projected to December 2007 and with commercial activation foreseen to June 2007.

Ericsson answer: complies partially with the specification. The implementation term will be in accordance with the implementation time schedule to be included in the agreement executed between the parties.

1.6 Project Requirements

1.6.1 BIDDER shall submit its proposals in order to comply with the basic requirements specified in item 3, concerning the topology and capacities defined to each phase.

Ericsson answer: complies partially with the specification, according to all comments and answers comprised in item 3 hereof.

1.6.2 The proposal shall be based on its own experience in GSM Core Network project, taking into consideration the capacities and resources of its equipment, in order to contemplate also the quality and capacity requirements defined to each implementation phase.

Ericsson answer: complies with the specification.

1.6.3 BIDDER is responsible for the compliance with the reliability, capacity, performance, quality and useful life requirements specified herein.

Ericsson answer: complies partially with the specification. The compliance will be in accordance with the answers to the items of this RFP and the technical descriptions submitted in March 2007.

1.6.4 BIDDER shall inform, in detail, the types, configurations, applications, modularities, scalabilities and physical and technical characteristics of each of its network elements that compose their respective solutions, including the evolutive stages and re-usage of the applications and parts already installed. BIDDER shall detail in its documents the abbreviations used in the description of the respective equipment and systems.

Ericsson answer: complies partially with the specification. For further details, please refer to the respective Descriptions and Technical Attachments sent in March 2007.

2. General Provisions

2.1 Presentation of Bids, Delivery Address, Contact Person, Language and Currency

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2.1.1 The bids shall be delivered at Telemig Celular - R. Levindo Lopes, 258, Savassi, Belo Horizonte, Zip Code 30140-170, MG, to the attention of the Procurement Management until the date set forth in item 2.2.

Ericsson answer: complies with the specification.

2.1.2 The bids shall be valid for at least sixty days. In case this term is not sufficient to the calling aiming at the agreement execution, it will be automatically extended for more sixty (60) days. The commercial bid not re-validated will be disregarded for all effects. They shall be submitted preferably in the Portuguese language of Brazil, it being admitted, alternatively, in English with prompt translation to the preferred language.

Ericsson answer: complies with the specification.

2.1.3 The currency used in the bid shall be R$ (Real) or US$ (Dollars), as provided for in item Error! reference source not found, and the price in R$ (Real) shall be overall, fixed and non-readjustable.

Ericsson answer: complies partially with the specification. As agreed with Telemig Celular itself, the used exchange rate was US$ 1.00 = R$ 2.00.

2.1.4 PURCHASER reserves the right of rejecting any bid for any reason it deems proper without being required to give explicit justification and without this implying any kind of reimbursement for any cost incurred in the presentation of the proposal.

Ericsson answer: complies with the specification.

2.1.5 The terms and conditions provided for in this CONSOLIDATED RFP shall prevail on any prior documents and arrangements.

Ericsson answer: complies partially with the specification. The considerations and premises discussed between Ericsson and Telemig and included in the technical description - Integral part of the Ericsson proposal, will also be valid.

2.2 Limit Date

2.2.1 The limit date for delivery of the copies of the proposals will be February 28, 2007, up to 6:00 p.m.

Ericsson answer: complies partially with the specification, with the consent of Telemig.

2.3 Proposal Copies

2.3.1 The proposals shall be delivered in 02 (two) copies in electronic medium, preferably in CD-Rom, including all Attachments. The copies in paper shall be

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signed by the BIDDER's legal representative and shall be forwarded together with power of attorney that evidences the powers of the representative to execute the proposal.

Ericsson answer: complies partially with the specification. Copies in paper are not being delivered.

2.3.2 The technical and commercial proposals shall be delivered in separate and sealed envelopes and, in the technical proposal, the price spreadsheets shall not contain references to the amounts, only the quantities.

Ericsson answer: complies partially with the specification.

2.3.3 It shall be provided, separately, an Unit Price List - LPU, which served as base for composition of the price set forth in the Bid and that reflect the discounts, credits and incentives granted by the BIDDER. This LPU will serve only for purposes of budget and future contracting of parts and equipment.

Ericsson answer: complies partially with the specification, according to the commercial proposal and LPU submitted by Ericsson.

2.4 Costs Associated to the Proposal

2.4.1 All costs and expenses incurred by the BIDDER to the elaboration and presentation of the proposal will be its sole responsibility. PURCHASER shall not bear any burden from the BIDDER arising from this RFP process.

Ericsson answer: complies with the specification.

2.5 Statement of Conformity

2.5.1 BIDDER shall submit, as an integral part of its proposal, a reproduction of all chapters of this RFP, as well as the attachments listed in item 12, presenting for each item its statement of conformity, using the terms "Complies with the specification", "Does not comply with the specification" or "Complies partially with the specification". It will not be accepted only the comment of "Aware" or "Aware and agreed", which will be construed as "Does not comply with the specification".

Ericsson answer: complies with the specification.

2.5.2 For each submitted statement, it shall be described the way of compliance and/or restriction and/or what will be done to the full compliance with the requirements. This description on the way of compliance and/or restrictions, as well as the use of references to documents attached to the proposal shall not be in conflict with the statement of conformity to each item and, for agreement purposes, the objective answer given in the statement of conformity will be valid, as specified above.

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Ericsson answer: complies with the specification.

2.5.3 BIDDER shall be aware that each statement of "Complies with the specification" or "Complies partially with the specification" implies that said item, except as otherwise specified, shall be quoted and fully included in the proposal.

Ericsson answer: does not comply with the specification. When the answer is "Complies partially with the specification", we consider that only part of the request is complied with and, accordingly, is quoted and included in the total proposal. Such part is identified in each answer.

2.5.4 BIDDER shall provide, free of charge, all equipment, features and services that may be required to the compliance with the requirements of this RFP and that have not been offered or offered in a smaller quantity as a function of sizing errors, taking into consideration all items and Attachments of this RFP.

Ericsson answer: complies partially with the specification. The offered sizing is in compliance with the premises set forth in the RFP and its Attachments, observing all answers and comments from Ericsson (see technical descriptions) to these documents, and reflected in the respective submitted proposals (G7018, G7019, G7020, G7021 and G7022).

2.6 Confidentiality

2.6.1 BIDDER shall treat this RFP as particular and confidential document. Its copy and/or distribution shall be restricted only to the internal personnel that will treat of the elaboration of proposals. Its distribution will not be allowed to third parties, as a whole or in part.

Ericsson answer: complies with the specification.

2.6.2 All submitted proposals will become the property of the PURCHASER and will not be returned for any reason whatsoever.

Ericsson answer: complies with the specification.

2.6.3 BIDDER shall mark as confidential the information of its proposal that must be considered as such. It will not be admitted the full marking of the proposal.

Ericsson answer: complies with the specification. All information related to the technical specification of the equipment, time schedules as well as the commercial information submitted in the proposal are confidential.

2.7 Equipment and Systems Requirements

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2.7.1 All offered equipment and systems shall comply with the specifications detailed in item 3.

Ericsson answer: complies partially with the specification, according to all comments and answers set forth in item 3 hereof.

2.7.2 BIDDER shall inform its respective solutions to meet each of the requirements (or set of requirements of a same equipment or application) specified herein.

Ericsson answer: complies partially with the specification, according to the Ericsson proposal.

2.7.3 In addition, all equipment shall be previously certified and homologated by Anatel, as condition for obtaining of the operation license. The equipment shall support the efforts arising from the transport from the manufacturing plant to the sites where they will be installed and be proper to operation under normal weather conditions in Brazil. Always when possible, they shall be fit to the operation and storage for long periods in non-acclimatized environments. When it is essential to the good performance and functionality of an equipment that it works in a acclimatized environment with temperature and humidity control, BIDDER shall inform explicitly this condition and quote the equipment required to comply with these requirements.

Ericsson answer: complies partially with the specification. The acclimatization equipment to be supplied will be only those included in our proposal.

2.8 Procurement Conditions

2.8.1 PURCHASER reserves the right of acquiring the whole scope of the proposal or parts thereof, including part of a certain lot.

Ericsson answer: complies partially with the specification. Our commercial proposal, as well as the incentives submitted for contracting, are valid only for contracting of the total package in negotiation (project Minas Comunica lot 2: CN 34, CN 35 and CN 38, Minas Comunica additional contemplating 139 sites, 2007 expansion of TC network, 2007 expansion of AC network, GSM support, TDMA support and MM support).

2.9 Payment Conditions

2.9.1 It will be defined as contractual clause.

Ericsson answer: complies with the specification.

2.10 List of Applicable Documents

2.10.1 Technical Standards, Practices and Recommendation

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2.10.1.1 The offered system shall comply with the GSM standardization specifications promoted by 3GPP in Phase 2 + Release 4.

Ericsson answer: complies partially with the specification, according to the answers of Attachment 1 - General requirements of the system.

2.10.1.2 The last version of documentation of the Release 4 is described for each of the specification.

Ericsson answer: complies partially with the specification, according to the answers of Attachment 1 - General requirements of the system.

2.10.1.3 BIDDER shall inform the conformity of the proposed network with the respective version of each specification appearing in the Attachments set forth in item 12, as provided for in item 2.5.

Ericsson answer: complies partially with the specification, according to the answers of Attachment 1 - General requirements of the system.

2.10.1.4 For all systems that are not fully in compliance with the item above, BIDDER shall generate explanatory notes detailing the missing items:

2.10.1.4.1 Services;

2.10.1.4.2 Equipment;

2.10.1.4.3 Application and features;

2.10.1.4.4 QoS;

2.10.1.4.5 Interconnection/interoperation;

2.10.1.4.6 Performance/configuration;

2.10.1.4.7 Roadmap to the final version.

Ericsson answer: complies partially with the specification. The scope of the Ericsson proposal contemplates only the elements/services that are included in our technical/commercial proposal for the expansion/supply in question.

2.10.1.5 The offered system shall be compatible with the specifications of the ITU-T recommendations that are applicable (the document versions shall be detailed).

Ericsson answer: complies partially with the specification, according to the answers already given before to this item.

2.10.1.6 The offered SYSTEM shall comply with all regulations applicable to the exploitation of the Personal Mobile Service, no matter they are laws, decrees,

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administrative rules, instructions, resolutions, among others, regardless of having been expressly referred to herein or not.

Ericsson answer: complies partially with the specification, as described below:

ANATEL:

No. 262 - Signaling Regulations for Users, of 12/20/2000

Ericsson answer: not applicable according to Resolution 329 of January 29, 2003.

No. 316 - Approves the SMP Regulations, edition 2 of 09/27/2002

Ericsson answer: complies with the specification.

No. 317 - General Plan of Quality Goals to the SMP

Ericsson answer: the Ericsson's MSC server complies with the quality requirements established by Anatel to the SMP, pursuant to Resolution 335 of 335 of April 17, 2003. Ericsson complies with all quality requirements specified in the SMP version that have been submitted by Anatel for public consultation. In case future developments are required, they shall be commercially discussed with the operator.

No. 335 - Regulations of Quality Indicators of the Personal Mobile Service - SMP, of April 17, 2003

Ericsson answer: complies with the specification.

No. 319 - Standard of Remuneration Criteria for the Use of the Networks of Personal Mobile Service - SMP Providers

Ericsson answer: complies with the specification.

No. 320 - Regulations on Tariff Criteria for Provision of the Switched Fixed Telephone Service intended to the use of the audience in general - STFC, in the calls involving users of the Personal Mobile Service - SMP.

Ericsson answer: complies with the specification.

No. 321 - General Plan of Authorizations of the Personal Mobile Service - PGA - SMP

Ericsson answer: complies with the specification.

No. 301 - Approves the Numbering Regulations of the Personal Mobile Service - SPM

Ericsson answer: complies with the specification.

No. 298 - Approves the Numbering Regulations for identification of accesses, interfaces and network elements of the Personal Mobile Service - SMP Ericsson answer: complies with the specification.

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No. 268 - Re-publishes, with amendments, the General Plan of Authorizations of the Personal Mobile Service, as approved by Resolution No. 248 of December 19, 2000

Ericsson answer: complies with the specification.

No. 235 - Approves the Directives for the Implementation of the Personal Mobile Service - SMP

Ericsson answer: complies with the specification.

Ericsson understands that it will not operate the system, therefore, the achievement of the Anatel goals shall be under the responsibility of Telemig. Ericsson ensures that, once services in the network required to the achievement of the Anatel goals are requested, they will be presented by Ericsson in the PPIs, which, once approved (OCs issued to them) will be under the responsibility of Ericsson to implement them in the network.

TC answer:

The solution must include the configuration of the counters and the availability of traffic measurements in ISDN routes, used to assess the compliance with the SMP3 indicator.

2.11 Terms

2.11.1 BIDDER shall submit its bids to the limit date mentioned in item 2.2.

Ericsson answer: complies partially with the specification with the consent of Telemig.

2.11.2 The limit terms for commercial activation of the expansions of the existing elements of the Telemig Celular network, lots 1, 2 and 5, are April/2007, to the object of Phase 5 and September/2007 to the object of Phase 6. The limit term for commercial activation of the new BTS will be November/07.

Ericsson answer: complies partially with the specification. The implementation terms will be in accordance with the implementation time schedule to be included in the agreement executed between the parties.

2.11.3 The limit terms for commercial activation of the expansions of the existing elements of the Amazônia Celular will be are April/2007 to the object of lots 2 and 5 and August/2007 to lot 4.

Ericsson answer: complies partially with the specification. The implementation terms will be in accordance with the implementation time schedule to be included in the agreement executed between the parties.

2.11.4 The other stages of analysis of the RFPs, contracting, manufacture, project and delivery of the equipment, installation, tests and integration shall be indicated in the physical time schedule to be provided by the BIDDER, taking into

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consideration as base date those dates of commercial activation set forth in the items above to each phase.

Ericsson answer: complies partially with the specification. The implementation terms will be in accordance with the implementation time schedule to be included in the agreement executed between the parties.

3. Technical Specifications

3.1 General Requirements of the System

3.1.1 Except when mentioned to a specific network element, the requirements described in the Attachment, item 12.1, are applicable to the whole offered network, including HLR, AuC, management system, data network elements and voice system.

Ericsson answer: complies partially with the specification. For the sub-systems that have answered Attachments, we considered as valid the answers of the respective Attachments.

3.2 Platform Requirements

3.2.1 WAP/MMS

3.2.1.1 Item 4.6 shall be used for the expansions required in the platforms existing in the PURCHASER's network and manufactured by the BIDDER.

Ericsson answer: complies partially with the specification. As item 4.6 is not included in this RFP, the compliance will be in accordance with the traffic premises submitted in the answers to items 3.2.1.2.1 and 3.2.1.2.2 and 3.9.

3.2.1.2 In the proposal, the following shall be informed for each hardware, software/licenses item that is quoted.

Ericsson answer: complies partially with the specification, according to the following answers.

3.2.1.2.1 The existing quantity, already contracted, of the item in the current configuration.

Ericsson answer: complies with the specification.

The WAP Gateway platform installed in the networks of Amazônia Celular and Telemig Celular is MIPE 2.0 in the Single Node configuration, comprised basically of a SUN Fire V480 server with two 1.05 GHz processors and 4 Gbyte of RAM and a Sun StorEdge 3310 (436GB H/W RAID) storage. To this time, PURCHASER has contracted software licenses to 33 TPS (Transactions per Second) of the PULL type and to 10 TPS of the PUSH type, while the

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platform is installed with software licenses to 50 TPS of the PULL type and to 20 TPS of the PUSH type, according to the agreement executed between Ericsson and Telemig to the MIEP platform.

In relation to the MMS platform, it is currently installed version 2.5.2, where the PURCHASER acquired licenses to 4 MPS (Messages per Second), while the platform is installed with licenses to 8 MPS.

3.2.1.2.2 The offered quantity, which was sized for compliance with the scope of this RFP.

Ericsson answer: complies partially with the specification. As requested by Telemig Celular, our offer does not contemplate the enlargement of the MMS platform licenses.

The MIEP software licenses to 33 TPS PULL and 10 TPS PUSH and of the MMS to 4 MPS are required to meet the demand of the portfolio of subscribers of Phase 4, as shown below:

Phase 4
GSM TC portfolio	2,073,792
GSM AC portfolio	793,408
Total GSM	2,867,200

TDMA TC portfolio	1,378,822
TDMA AC portfolio	832,827
Total TDMA	2,211,649

Total GSM + TDMA	5,078,849

From the base of subscribers and the aforementioned quantities of TPS and MPS, to serve the portfolio of subscribers specified to Phases 5 and 6, it will be required to expand the MIEP and MMS for the quantity of licenses informed below.

	Phase 5	Phase 6
GSM TC portfolio	2,340,347	2,761,650
GSM AC portfolio	871,034	962,202
Total GSM	3,211,381	3,723,852

TDMA TC portfolio	1,046,003	754,994
TDMA AC portfolio	335,733	240,551
Total TDMA	1,381,736	995,545

Total GSM + TDMA	4,593,117	4,719,397

Additional MIEP licenses to be

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acquired
TPS PULL	1	4
TPS PUSH	1	2

Additional MIEP licenses to be
installed
TPS PULL
TPS PUSH	1	6
	2	4
Additional MMS licenses to be
acquired
MPS	1	0

Additional MMS licenses to be
installed
MPS	2	0

In the expansion to the traffic demand mentioned above, it is being considered the upgrade of MIEP to version 4.0, which requires the replacement of the SUN Fire V480 server to SUN T2000 and the upgrade of MMS to version 5.0, which does not imply any hardware impact.

Taking into consideration the expansion in a single phase (Phase 6), the following hardware and software items are being quoted:

MIEP

HARDWARE

Product no	Denomination	Qty	Unit
INF 901 3345	MIEP 4.0 Back-up Package(SUN STOREDGE DAT 72,36GB)	1	Unit
INF 901 3342	MIEP 4.0 O&M Workstation(SUN ULTRA45 1X1,6GHZ 1GB)	1	Unit
INF 901 3101	MIEP Single Node(HW) - SUN T2000	1	Unit

SOFTWARE

Product no	Denomination	Qty	Unit
INF 901 3111/4	MIEP 2.0 SN upgrade to MIEP 4.0 SN (3PP SW)	1	System
INF 901 2131/2	MIEP 4.0 SW RTU upgrade additional capacity 1 TPS (Pull /Push)	43	TPS
INF 901 3607	MIEP SW NS/reuse/UPG TS, commercial and customer test lab	1	Server
INF 901 2107/2	MIEP 4.0 Pull Capacity RTU 1TPS	5	TPS
INF 901 2108/2	MIEP 4.0 Push Capacity RTU 1TPS	3	TPS

MMS

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Product no	Denomination
INF 901 2959	SW upgrade fee from MMC 4.0 to MMC 5.0
INF 901 0896	1 MPS increments Message Divert & Video Playback
INF 901 485	MMC 1 MPS increments from 2 MPS
INF 901 0446	MMCP 1 MPS increments
INF 901 2996	MMP Basic Software
INF 901 1448	MMS to SMS mapping - blocks of 1 MPS

For information and details on MIEP 4.0, see the following documents:

1. Mobile Internet Enabling Proxy 4.0 - Executive Summary - 1/22101 - FGC 101 923 Uen Rev B (Doc: MIEP40_ExecutiveSummary_RevB.pdf).

2. Mobile Internet Enabling Proxy 4.0 - Commercial Product Description - 22101-FGC 101 923 Uen Rev B (Doc: MIEP40_ExecutiveSummary_RevB.pdf).

3. New Features Overview - Mobile Internet Enabling Proxy 4.0 - 109 21 - FGC 101 923 (Doc: MIEP40_NewFeatures_RevA.pdf).

4. Technical Description, Main Part - Mobile Internet Enabling Proxy 4.0 - 221 02-FGC 101 923 Uen Rev. G (Doc: MIEP40_TechnicalDescription_Main_RevG.pdf).

5. MIEP Technical Description, Appendices - 1/221 02-FGC 101 923 Uen Rev D (Doc: MIEP40_TechnicalDescription_Appendices_RevD.pdf).

For information and details about MMS 5.0, see the document below:

1. MMC50_ProductDescription_RevCCustomer Product Description: Multimedia Messaging Center (MMC) 5.0 - 221 01-FGC 101 865 C (MMC50_ProductDescription_RevC.pdf).

Telemig answer:

According to letter of agreement of 04/13/07, the proposal must contemplate supply of the WAP (MIEP) server in the dual node configuration.

The PPIs to be sent by Ericsson will contemplate the changes requested in the letter signed on 04/13/07, attached hereto.

3.2.1.2.3 The total quantity of said item after the enlargement specified in this RFP.

Ericsson answer: complies with the specification.

The total quantity of licenses after the MIEP enlargement is the following:

Acquired MIEP licenses	Quantity
TPS PULL	38
TPS PUSH	13

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Installed MIEP licenses
TPS PULL	57
TPS PUSH	26

Acquired MMS licenses
MPS	38

Installed MMS licenses
MPS	57

3.3 Core Requirements

3.3.1 MSC/VLR

3.3.1.1 Items 3.9 and 12.2 shall be used to the expansions that may be required in the MSP/VLR of the monolythical architecture, existing in the PURCHASER's network and manufactured by the BIDDER. New MSC/VLR shall not be supplied in this architecture and, only to Telemig Celular, there shall not exist, also, expansion of the call processing capacity. The current capacities of the monolythical architectures of Telemig Celular shall be intended to serve 100% of the interconnection in the CN 31 (GTW function) and the remaining used as VLR in CN 31.

Ericsson answer: complies partially with the specification, according to the answers to items 3.9 and 12.2 and their subitems.

3.3.1.2 BIDDER shall quote all licenses of features and functionalities that may be required to comply with the requested expansion. The costs related to the basic and optional features that are part of the baggage of features acquired before shall be took into consideration in the solution value (besides having their unit values informed in LPU). Other optional features, not acquired by the PURCHASER yet, shall have only their unit values informed in LPU.

Ericsson answer: complies partially with the specification. Not all licenses of features and functionalities existing in the Ericsson solutions are included in the submitted LPUs. In case new items not included in the LPU are required, Ericsson commits to submit and include those items in the LPU.

3.3.1.3 All hardware, software, services and support in this or in other network elements that may be required, because of the acquired basic and optional features, shall be informed and considered in the proposal value, their supply being under the responsibility of the BIDDER.

Ericsson answer: complies partially with the specification. Only the items included in our proposal are being considered.

3.3.1.4 In the proposal, it shall be informed, for each hardware, software/licenses item that is quoted:

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3.3.1.4.1 The existing quantity, already contracted, of the item in the current configuration.

Ericsson answer: complies partially with the specification. The quantities already contracted were took into consideration for definition of the required quantities.

3.3.1.4.2 The offered quantity, which was sized to comply with the scope of this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal sent in March/2007.

3.3.1.4.3 The total quantity of said item after the enlargement set forth in this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal sent in March/2007.

3.3.2 MSC Server/ MGW/ VLR

3.3.2.1 Items 3.9 and 12.3 shall be used to the expansions that may be required in the MSC_Servers/VLRs and Media Gateways existing and to be installed in the PURCHASER's network and manufactured by the BIDDER.

Ericsson answer: complies partially with the specification, according to the answers to items 3.9 and 12.3 and their subitems.

3.3.2.2 BIDDER shall quote all licenses of features and functionalities that may be required to comply with the requested expansion. The costs related to the basic and optional features that are part of the baggage of features acquired before shall be took into consideration in the solution value (besides having their unit values informed in LPU). Other optional features, not acquired by the PURCHASER yet, shall have only their unit values informed in LPU.

Ericsson answer: complies partially with the specification. Not all licenses of features and functionalities existing in the Ericsson solutions are included in the submitted LPUs. In case new items not included in the LPU are required, Ericsson commits to submit and include those items in the LPU.

3.3.2.3 All hardware, software, services and support in this or in other network elements that may be required, because of the acquired basic and optional features, shall be informed and considered in the proposal value, their supply being under the responsibility of the BIDDER.

Ericsson answer: complies partially with the specification. Only the items included in our proposal, sent in March/2007.

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3.3.2.4 In the proposal, it shall be informed, for each hardware, software/licenses item that is quoted:

3.3.2.4.1 The existing quantity, already contracted, of the item in the current configuration.

Ericsson answer: complies partially with the specification. The quantities already contracted were took into consideration for definition of the required quantities.

3.3.2.4.2 The offered quantity, which was sized to comply with the scope of this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal sent in March/2007.

3.3.2.4.3 The total quantity of said item after the enlargement set forth in this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal sent in March/2007.

3.3.3 HLR

3.3.3.1 Items 3.9 and 12.5 shall be used to the expansions that may be required in the HLRs and GSM existing in the PURCHASER's network and manufactured by the BIDDER.

Ericsson answer: complies partially with the specification, according to the answers to items 3.9 and 12.5 and their subitems.

3.3.3.2 BIDDER shall quote all licenses of features and functionalities that may be required to comply with the requested expansion. The costs related to the basic and optional features that are part of the baggage of features acquired before shall be took into consideration in the solution value (besides having their unit values informed in LPU). Other optional features, not acquired by the PURCHASER yet, shall have only their unit values informed in LPU.

Ericsson answer: complies partially with the specification. Not all licenses of features and functionalities existing in the Ericsson solutions are included in the submitted LPUs. In case new items not included in the LPU are required, Ericsson commits to submit and include those items in the LPU.

3.3.3.3 All hardware, software, services and support in this or in other network elements that may be required, because of the acquired basic and optional features, shall be informed and considered in the proposal value, their supply being under the responsibility of the BIDDER.

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Ericsson answer: complies partially with the specification. Only the items included in our proposal.

3.3.3.4 In the proposal, it shall be informed, for each hardware, software/licenses item that is quoted:

3.3.3.4.1 The existing quantity, already contracted, of the item in the current configuration.

Ericsson answer: complies partially with the specification. The quantities already contracted were took into consideration for definition of the required quantities.

3.3.3.4.2 The offered quantity, which was sized to comply with the scope of this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal sent in March/2007.

3.3.3.4.3 The total quantity of said item after the enlargement set forth in this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal sent in March/2007.

3.3.4 AuC

3.3.4.1 Items 3.9 and 12.6 shall be used to the expansions that may be required in the AuCs existing in the PURCHASER's network and manufactured by the BIDDER.

Ericsson answer: complies partially with the specification, according to the answers to items 3.9 and 12.6 and their subitems.

3.3.4.2 BIDDER shall quote all licenses of features and functionalities that may be required to comply with the requested expansion. The costs related to the basic and optional features that are part of the baggage of features acquired before shall be took into consideration in the solution value (besides having their unit values informed in LPU). Other optional features, not acquired by the PURCHASER yet, shall have only their unit values informed in LPU.

Ericsson answer: complies partially with the specification. Not all licenses of features and functionalities existing in the Ericsson solutions are included in the submitted LPUs. In case new items not included in the LPU are required, Ericsson commits to submit and include those items in the LPU.

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3.3.4.3 All hardware, software, services and support in this or in other network elements that may be required, because of the acquired basic and optional features, shall be informed and considered in the proposal value, their supply being under the responsibility of the BIDDER.

Ericsson answer: complies partially with the specification. Only the items included in our proposal.

3.3.4.4 In the proposal, it shall be informed, for each hardware, software/licenses item that is quoted:

3.3.4.4.1 The existing quantity, already contracted, of the item in the current configuration.

Ericsson answer: complies partially with the specification. The quantities already contracted were took into consideration for definition of the required quantities.

3.3.4.4.2 The offered quantity, which was sized to comply with the scope of this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal sent in March/2007.

3.3.4.4.3 The total quantity of said item after the enlargement set forth in this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal sent in March/2007.

3.3.5 GPRS/EDGE

3.3.5.1 Items 3.9 and 12.10 shall be used to the expansions of the Core GPRS existing in the PURCHASER's network and manufactured by the BIDDER.

Ericsson answer: complies partially with the specification, according to the answers to items 3.9 and 12.10 and their subitems.

3.3.5.2 In the proposal, it shall be informed, for each hardware, software/licenses item that is quoted:

3.3.5.2.1 The existing quantity, already contracted, of the item in the current configuration.

Ericsson answer: complies partially with the specification. The quantities already contracted were took into consideration for definition of the required quantities. See Anexo 10 - Requisitos de GPRS.doc.

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3.3.5.2.2 The offered quantity, which was sized to comply with the scope of this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal - Anexo 10 - Requisitos de GPRS.doc.

3.3.5.2.3 The total quantity of said item after the enlargement set forth in this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal - Anexo 10 - Requisitos de GPRS.doc.

3.4 BSS Requirements

3.4.1 BSC/TRC

Items 3.9 and 12.4 shall be used to the expansions and/or implementation of BSC/TRC to be made in the PURCHASER's network and manufactured by the BIDDER.

Ericsson answer: complies partially with the specification, according to the answers to items 3.9 and 12.4 and their subitems.

3.4.1.1 BIDDER shall quote all licenses of features and functionalities that may be required to comply with the requested expansion. The costs related to the basic and optional features that are part of the baggage of features acquired before shall be took into consideration in the solution value (besides having their unit values informed in LPU). Other optional features, not acquired by the PURCHASER yet, shall have only their unit values informed in LPU.

Ericsson answer: complies partially with the specification. Not all licenses of features and functionalities existing in the Ericsson solutions are included in the submitted LPUs. In case new items not included in the LPU are required, Ericsson commits to submit and include those items in the LPU.

3.4.1.2 All hardware, software, services and support in this or in other network elements that may be required, because of the acquired basic and optional features, shall be informed and considered in the proposal value, their supply being under the responsibility of the BIDDER.

Ericsson answer: complies partially with the specification. Only the items included in our proposal are being considered.

3.4.1.3 In the proposal, it shall be informed, for each hardware, software/licenses item that is quoted:

Ericsson answer: complies partially with the specification

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3.4.1.3.1 The existing quantity, already contracted, of the item in the current configuration.

Ericsson answer: complies partially with the specification. The quantities already contracted were took into consideration for definition of the required quantities.

3.4.1.3.2 The offered quantity, which was sized to comply with the scope of this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal sent in March/2007.

3.4.1.3.3 The total quantity of said item after the enlargement set forth in this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal sent in March/2007.

3.4.2 BTS

3.4.2.1 BIDDER shall quote all hardware and services required to comply with the expansions of the elements already existing, as dimensioned in item 12.13 - Attachment 13 - Dimensiona TRX 2007 TC REV4 (EDB).

Ericsson answer: complies partially with the specification. We complied with the revised spreadsheet of Attachment 13, which appears in the technical description of our proposal. This revision of the spreadsheet of Attachment 13 contemplates the changes agreed with Telemig Celular. The supply scope does not contemplate the fitting of the existing DC power source.

3.4.2.2 BIDDER shall quote all hardware and services required to the implementation of the new sites listed in item 12.14 - Attachment 14 - New Sites 2007 (EDB Sizing) in the spreadsheet "Novos 2007".

Ericsson answer: complies partially with the specification.

The hardware items and services of our commercial proposal contemplate what has been agreed with Telemig Celular after technical meeting.

3.4.2.3 To the sites of the "CarryOver" spreadsheet of the aforementioned Attachment, only costs related to services shall be considered, since the equipment have already been purchased.

Ericsson answer: complies with the specification. Contracting Party is responsible for the supply/availability of the respective equipment.

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3.5 Networks and Performance Management

3.5.1 Items 3.9 and 12.7 shall be used to the expansions that may be required to the OSS RC and Métrica system existing and to be installed in the PURCHASER's network and supplied by the BIDDER.

Ericsson answer: complies partially with the specification, according to the answers to items 3.9 and 12.7 and their subitems, related to the Network Management (OSS). The Performance Management (Métrica) is not part of the scope of this proposal and therefore will not be under the Contractor's responsibility.

3.5.2 BIDDER shall quote all licenses of features and functionalities that may be required to comply with the requested expansion. The costs related to the basic and optional features that are part of the baggage of features acquired before shall be took into consideration in the solution value (besides having their unit values informed in LPU). Other optional features, not acquired by the PURCHASER yet, shall have only their unit values informed in LPU.

Ericsson answer: complies partially with the specification. Not all licenses of features and functionalities existing in the Ericsson solutions are included in the submitted LPUs. In case new items not included in the LPU are required, Ericsson commits to submit and include those items in the LPU. The Performance Management (Métrica) is not part of the scope of this proposal and therefore will not be under the Contractor's responsibility.

3.5.3 All hardware, software, services and support in this or in other network elements that may be required, because of the acquired basic and optional features, shall be informed and considered in the proposal value, their supply being under the responsibility of the BIDDER.

Ericsson answer: complies partially with the specification. Only the items included in our proposal are being considered. The Performance Management (Métrica) is not part of the scope of this proposal and therefore will not be under the Contractor's responsibility.

BIDDER shall quote in LPU interface (software, services, etc.) for integration of the current Management System (OSS RC) with other Superior Management System, using SNMP, ASCII or CORBA (export alarms).

Ericsson answer: complies partially with the specification. As requested by Telemig Celular, we are submitting operational/additional proposal for implementation of CORBA interface in the OSS, in order to allow the integration and question.

3.5.4 In the proposal, it shall be informed, for each hardware, software/licenses item that is quoted:

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3.5.4.1 The existing quantity, already contracted, of the item in the current configuration.

Ericsson answer: complies partially with the specification. The quantities already contracted were took into consideration for definition of the required quantities The Performance Management (Métrica) is not part of the scope of this proposal and therefore will not be under the Contractor's responsibility.

3.5.4.2 The offered quantity, which was sized to comply with the scope of this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal. The Performance Management (Métrica) is not part of the scope of this proposal and therefore will not be under the Contractor's responsibility.

3.5.4.3 The total quantity of said item after the enlargement set forth in this RFP.

Ericsson answer: complies partially with the specification. The offered quantities are those included in the technical description and in the proposal. The Performance Management (Métrica) is not part of the scope of this proposal and therefore will not be under the Contractor's responsibility.

3.6 IP Transport Network (DCN)

3.6.1.1 Items 3.9 and 12.8 shall be used to the expansions that may be required in the IP elements existing and to be installed in the PURCHASER's network.

Ericsson answer: does not comply with the specification. We did not specify new equipment to the IP sub-system, we considered that Telemig Celular has, in its network, equipment (Switches and Routers) with available ports and capable of serving in perfect operation the new network elements, such as MGWs and MSCs.

3.6.1.2 BIDDER shall quote all licenses of features and functionalities that may be required to comply with the requested expansion. The costs related to the basic and optional features that are part of the baggage of features acquired before shall be took into consideration in the solution value (besides having their unit values informed in LPU). Other optional features, not acquired by the PURCHASER yet, shall have only their unit values informed in LPU.

Ericsson answer: does not comply with the specification. See answer to item 3.6.1.1.

3.6.1.3 All hardware, software, services and support in this or in other network elements that may be required, because of the acquired basic and optional features, shall be informed and considered in the proposal value, their supply being under the responsibility of the BIDDER.

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Ericsson answer: does not comply with the specification. See answer to item 3.6.1.1.

3.6.1.4 In the proposal, it shall be informed, for each hardware, software/licenses item that is quoted:

Ericsson answer: does not comply with the specification. See answer to item 3.6.1.1.

3.6.1.4.1 The existing quantity, already contracted, of the item in the current configuration.

Ericsson answer: does not comply with the specification. See answer to item 3.6.1.1.

3.6.1.4.2 The offered quantity, which was sized to comply with the scope of this RFP.

Ericsson answer: does not comply with the specification. See answer to item 3.6.1.1.

3.6.1.4.3 The total quantity of said item after the enlargement set forth in this RFP.

Ericsson answer: does not comply with the specification. See answer to item 3.6.1.1.

3.7 Mediation Requirements

The equipment and systems shall be in accordance with item 12.9 concerning the mediation.

Ericsson answer: complies partially with the specification, according to all of our answers and comments to the item in question.

3.8 Infrastructure

3.8.1 Core Infrastructure

3.8.1.1 All infrastructure of air-conditioning, lighting and energy existing in the sites where the MSC-Servers, MGWs, Data Transport Network and GPRS/EDGE Data Network will be installed will be available to the BIDDER.

Ericsson answer: complies partially with the specification, provided that these rooms/sites have the required existing infrastructure.

3.8.1.2 All resources of materials and services shall be considered in the overall price of equipment implementation such as: racks, data network cabling, fuses, power cables, connectors, circuit breakers, DID blocks, etc., required for

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installation and interlinking to the DC and AC power source to be made available by the PURCHASER.

Ericsson answer: complies partially with the specification, according to the scope presented in the proposal.

3.8.2 Power System

3.8.2.1 The equipment consumption shall be presented, as follows:

In door	Without load
With full load

Ericsson answer: complies with the specification.

Power Consumption RBS 2206

RBS Cabinet(Fully Equiped)	Power Supply Voltage
	120-250 V AC	+ 24 V DC	- 48 V DC
Maximum Power Consumption	3.9/5.7 kW(1)	3.2 kW	3.8 kW

(1) Power consumption during maximum battery charging.

Power Consumption RBS 2206 V2

RBS Cabinet(Fully Equiped)	Power Supply Voltage
	120-127 V AC	200 - 250 V AC	+ 24 V DC	- 48 V DC
Maximum Power Consumption	3.3/4.1 kW(2)	3.2/5.1 kW	3.0 kW	3.4 kW

(2) Power consumption during maximum battery charging.

Power Consumption RBS 2206 V2

Climate System	Power Consumption, Input Voltage > 200 V AC
Heater plus forced-air cooling only	5,570 W
Heater plus refrigerator cooling	5,920 W

3.8.2.2 BIDDER shall inform the thermal dissipation values of the equipment for their maximum operation capacity in IS (International System) units.

Ericsson answer: complies with the specification.

RBS 2206 and 2206 V2 generates an average load of 1500W and maximum load of 3400W.

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RBS 2106i generates an average load of 3000W and maximum load of 5000W.

3.8.3 Electrical Protection System

3.8.3.1 In the case of indoor shared solutions, the integration to the existing grounding system is part of the Contracting Party's scope, with making of bare copper cable sections, grounding boxes, etc.

Ericsson answer: complies with the specification, according to the scope submitted in the proposal.

3.8.3.2 The components of the electrical protection system shall be included in the overall price of each solution.

Ericsson answer: complies with the specification, according to the scope submitted in the proposal.

3.8.4 Infrastructure to the Access Network

3.8.5 General

3.8.5.1 The priority in any proposal is the search for the use of the infrastructure elements already existing in the Telemig Celular plants. All information and technical recommendations related to the infrastructure are available in the Attachment "Specifications of electrical civil works - towers and poles".

Ericsson answer: complies partially with the specification, according to the scope submitted in the proposal.

3.8.5.2 In order to facilitate the proposal of intensive use of the infrastructure elements existing in the Telemig Celular plants, we list the guidance to the BIDDERS.

Ericsson answer: complies with the specification.

3.8.5.3 The following are considered as infrastructure elements for the purposes of this specification:

3.8.5.4 The areas where the RF equipment is installed, that is: container, own or third parties' shelter, roof-top rooms, etc.

Ericsson answer: complies with the specification.

3.8.5.5 The vertical structure (poles and towers) or racks/supports in the case of rooftop sites.

Ericsson answer: complies with the specification.

3.8.5.6 Available lands or external areas in the case of roof-top sites.

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Ericsson answer: complies with the specification.

3.8.5.7 The cases of sites already shared with other companies will be considered as option, PURCHASER being responsible for the negotiation for arrangement with the site owner company.

Ericsson answer: complies with the specification.

3.8.5.8 Always when there is no possibility of use of the existing infrastructure, BIDDER shall consider such hypothesis in its proposal.

Ericsson answer: complies partially with the specification, according to the scope submitted in the proposal.

3.8.5.9 To consider as last hypothesis, always, the proposal for construction of a new site.

Ericsson answer: complies partially with the specification, according to the scope submitted in the proposal.

3.8.6 Site Acquisition

3.8.6.1 Upon the exhaustion of all possibilities of use of its own site and with the consent of the PURCHASER, a new site shall be quoted, as well as the site acquisition process, see "Specification for site acquisition".

Ericsson answer: does not comply with the specification. The Site Acquisition Services, including search, qualification of candidates and the acquisition itself are not part of the proposal scope.

Parties' agreement: process for obtaining of the definitive Comar: Telemig Celular will contract a company to obtain the definitive Comar. Ericsson will arrange the documentation to be sent to this company and to manage the process. Ericsson shall provide the corresponding documentation, obtained before Comar by the company contracted by Telemig Celular, together with the standard site book, which is part of the Acceptance Procedure.

3.8.7 Sharing with other Operators

3.8.7.1 Upon being exhausted the possibilities of use of the PURCHASER company's own infrastructure, priority shall be given to the use of infrastructure of the other mobile telephone operators at the time of definition of the sites location.

Ericsson answer: complies with the specification.

3.8.7.2 The initial visit to the site and making of a previous project to be submitted to the site owner operator shall be quoted.

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Ericsson answer: complies partially with the specification, according to the scope submitted in the proposal.

3.8.7.3 The negotiations with the other operators will always be performed by the PURCHASER, with the support of the contracted supplier.

Ericsson answer: complies with the specification.

3.8.8 Use of Own Sites (Indoor Solution) to BTs

3.8.8.1 From the economic point of view and by the adequacy of the O&M aspect, it is always advantageous the option of indoor co-site and, always when the internal dimensions allow the installation of the equipment, it shall be the option of the BIDDER.

Ericsson answer: complies with the specification.

3.8.8.2 The DC power capacity shall not be considered as an impediment to this decision, since all installed sources allow the enlargement, which will be arranged by the Contracting Party if required.

Ericsson answer: complies with the specification.

3.8.8.3 Any fitting of facilities that may be required to the implementation, either in the aspect of civil works and/or for supply of AC/DC power of the GSM equipment shall be part of the solution overall price proposal.

Ericsson answer: complies partially with the specification, as described in 3.8.8.2 - if required, the enlargement will be arranged by the Contracting Party.

3.8.9 Use of Land in Own Site or in Area Available in Existing Roof-top Sites (Outdoor Solution) for BTs

3.8.9.1 Upon exhausting the possibilities of use of indoor space or, if under the economic point of view it is more feasible the solution in outdoor rack, outdoor solutions shall be adopted, observing the conditions of the lands/roof-tops/etc.

Ericsson answer: complies with the specification.

3.8.10 New Sites

3.8.10.1 In case it is detected the need of construction of a new site, it shall be adopted the technical recommendation Technical Specification for Civil, Electrical Works, Towers and Poles, Specification for Site Acquisition and Specification of site Licensing Services. In these cases, overall price shall be offered to the solution.

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Ericsson answer: does not comply with the specification. All site licensing and site acquisition services, including search, qualification of candidates and the purchase itself are not included in the proposal scope.

Idem comment of item 3.8.6.

3.8.11 New Sites - Vertical Structures

3.8.11.1 According to the types and quantities, the vertical structures shall be included in the overall price of the solution, as well as the other items required to the full implementation of the solution.

3.8.11.2 Land sounding.

Ericsson answer: complies partially with the specification, according to the scope submitted in the PPIs to be sent.

3.8.11.3 Foundation Project (to any foundation type).

Ericsson answer: complies partially with the specification. Our proposal contemplates only the foundation models considered in our technical-commercial offer of infrastructure. Other required models will be quoted in the LPU.

3.8.11.4 Making of the Foundation (to any foundation type).

Ericsson answer: complies partially with the specification. Our proposal contemplates only the foundation models considered in our technical-commercial offer of infrastructure. Other required models will be quoted in the LPU.

3.8.11.5 Structure manufacture/transport and assembly.

Ericsson answer: complies partially with the specification, according to the scope submitted in the proposal. All PPIs of new sites or sites re-used/shared with new tower will contemplate items related to MANUFACTURE, TRANSPORT AND ASSEMBLY of vertical structure.

3.8.11.6 Supply and assembly of the supports of the antennas and work platforms.

Ericsson answer: complies partially with the specification, according to the scope submitted in the proposal. All PPIs of new sites or sites re-used/shared with new tower will contemplate items related to support and antennas and work platforms to the vertical structures.

3.8.11.7 ALL REQUIRED RESOURCES AND VARIATIONS IN THE HEIGHT OR TYPE OF VERTICAL STRUCTURES AND IN THE REQUIRED FOUNDATIONS TO THE MAKING OF

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THE INFRASTRUCTURE OF THE NEW SITES MUST BE CONSIDERED IN THE SOLUTION PRICE.

Ericsson answer: complies partially with the specification. Our bid contemplates only the foundation models considered in our infrastructure technical-commercial offer.

3.8.11.8 For co-located sites, we recommend, always when possible, the adoption of solutions of RF antennas with minimum area of wind exposure, thus avoiding the need to make structural and foundation reinforcements.

Ericsson answer: complies with the specification, as specified in the proposal.

3.8.11.9 The new supports of antennas or work platforms shall be supplied by the BIDDER and shall be part of the overall price of each solution.

Ericsson answer: complies partially with the specification, including supports and platforms in the new vertical structures. In sites of re-use or shared use, the supports and platforms will be the object of additional purchase based on the LPU.

3.8.12 Control System of Core Infrastructure and Accesses

3.8.12.1 The proposed system shall receive external connections through dialed line or TCP/IP for remote monitoring of the parameters controlled in the site at reprogramming of thresholds.

Ericsson answer: the infrastructure control system for access to be implemented by Ericsson are the same that Ericsson has been implementing in Telemig since the Phase 0 GSM.

Telemig answer: it shall be foreseen for new sites.

3.8.12.2 The proposed system shall inform, through the connections mentioned in the item above and/or in the local panel, the status of all monitored parameters of the site.

Ericsson answer: the infrastructure control system for access to be implemented by Ericsson are the same that Ericsson has been implementing in Telemig since the Phase 0 GSM.

Telemig answer: it shall be foreseen for new sites.

3.8.12.3 The proposed system shall receive, through the external connection, commands of actuation in devices of the site through dry contacts.

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Ericsson answer: the infrastructure control system for access to be implemented by Ericsson are the same that Ericsson has been implementing in Telemig since the Phase 0 GSM.

Telemig answer: it shall be foreseen for new sites.

3.8.12.4 Other available resources shall be described.

Ericsson answer: the infrastructure control system for access to be implemented by Ericsson are the same that Ericsson has been implementing in Telemig since the Phase 0 GSM.

Telemig answer: it shall be foreseen for new sites.

3.8.13 Operational Conditions of Temperature and Humidity

3.8.13.1 To describe the maximum and minimum values of temperature and humidity for each of the equipment to the installed.

Ericsson answer: complies partially with the specification. The requested information will be made available to Telemig and to Amazônia Celular during the agreement performance.

3.8.14 As-built Data Survey

3.8.14.1 BIDDER shall provide all data in format of MS Excel or MS Access and dwg files, in order to allow the supply of the registration database with elements of the PURCHASER's network.

Ericsson answer: complies with the specification, regarding the infrastructure projects, we will provide the PPI/PDI of the site.

3.8.15 Overall Conditions

BIDDER is obliged to comply with all recommendations and obligations related to the environmental laws and definitions applicable to the personal security of all members of the project, construction and test teams in the sites.

Ericsson answer: complies with the specification.

3.9 Sizing Information

3.9.1 Attached portfolio and customers

3.9.1.1 For the sizing and distribution of the equipment of Lot 1, the portfolio and quantity of attached customers informed in the table below shall be took into consideration:

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Ericsson answer: complies with the specification.

TELEMIG CELULAR CORE GSM

	PORTFOLIO		ATTACHED

CN	Phase 5	Phase 6	Phase 5	Phase 6
	(Jul/07)	(Dec/07)	(Jul/07)	(Dec/07)

31	1,183,312	1,396,329	757,320	893,651

32	246,391	290,745	157,690	186,077

34	138,354	163,260	88,547	104,487

35	232,053	273,826	148,514	175,249

36	356,144	420,256	227,932	269,964

37	237,490	280,243	151,994	179,355

38	165,521	195,317	105,993	125,003

Total	2,599,265	3,019,978	1,637,929	1,932,786

3.9.1.2 For the sizing and distribution of the equipment of Lot 2, the portfolios, quantity of attached customers and quantities of TRX shall be considered, as informed in the tables below:

Ericsson answer: complies with the specification.

TELEMIG CELULAR BSS GSM

	PORTFOLIO		ATTACHED		TOTAL TRX

CN	Phase 5	Phase 6	Phase 5	Phase 6	Phase 5	Phase 6
	(Jul/07)	(Dec/07)	(Jul/07)	(Dec/07)	(Jul/07)	(Dec/07)

31	1,183,312	1,396,329	757,320	893,651	4955	5151

32	246,391	290,745	157,690	186,077	753	813

33	138,354	163,260	88,547	104,487	479	494

34	59,282	69,954	37,940	44,770

35	356,144	420,256	227,932	268,964	1306	1369

37	191,343	225,788	122,460	144,504	630	677

38	165,521	195,317	105,933	125,003	548	576

Total	2,340,347	2,761,650	1,497,822	1,767,456	8671	9080

Remarks: The quantity of TRX of CN37 also includes that of CN34.

3.9.1.3 For the sizing and distribution of the equipment of Lots 3 and 4, the portfolios, quantity of attached customers and quantities of TRX shall be considered, as informed in the tables below:

Ericsson answer: complies with the specification.

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AMAZÔNIA CELULAR GSM

CN	PORTFOLIO		ATTACHED		TOTAL TRX

	Phase 5	Phase 6	Phase 5	Phase 6	Phase 5
	(Jul/07)	(Dec/07)	(Jul/07)	(Dec/07)	(Dec/07)

91	291,125	321,597	186,320	205,822	925

92	208,588	230,421	133,497	147,469	739

93	25,628	28,311	16,402	18,119	57

94	42,324	46,754	27,087	29,922	128

95	29,178	32,232	18,674	20,628	92

96	75,933	83,880	48,597	53,683	159

97	2,882	3,183	1,844	2,037	15

98	148,513	164,058	95,049	104,997	482

99	46,862	51,767	29,992	33,131	138

Total	871,034	962,202	557,462	615,810	2735

3.9.1.4 For the sizing of HLR licenses, which is an integral part of Lot 5, it shall be considered an addition of 35% (thirty-five percent) in relation to the portfolios informed for the sizing of Lots 1 and 3, in items 3.9.1.1 and 3.9.1.3.

3.9.1.5 For the sizing of AuC licenses, which is an integral part of Lot 5, it shall be considered an addition of 60% (sixty percent) in relation to the portfolios informed for the sizing of Lots 1 and 3, in items 3.9.1.1 and 3.9.1.3.

3.9.2 Medium Holding Time (MHT) by BSC

3.9.2.1 Telemig Celular

Ericsson answer: complies with the specification.

Telemig Celular

BSC	MHT (s)

LUE1	45

LUE2	37

LUE3	50

SAG1	61

SAG2	51

SAG3	53

DVL1	43

JFA1	47

MCL1	42

GVS1	49

VGA1	42

VGA2	46

TC Average	47

3.9.2.2 Amazônia Celular

Ericsson answer: complies with the specification.

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Amazônia	Celular

BSC	MHT (s)

BLM1	41

BLM2	46

MNS1	44

SRM	43

BVA	53

MPA	47

SLS1	45

AC Average	46

3.9.2.3. Stations

3.9.2.3.1 The places where there are network elements are mentioned in the table below:

Ericsson answer: complies with the specification.

CN	Place Name	Station

31	Belo Horizonte	Luxemburgo

31	Belo Horizonte	Santo Agostinho

32	Juiz de Fora	Sete de Setembro

33	Governador Valadares	Juscelino Kubstcheck

34	Uberlândia	Uberlândia

35	Varginha	Tancredo Neves

37	Divinópolis	Rio de Janeiro

38	Montes Claros	Doutor Veloso

CN	Place Name	Station

91	Belém	Praça Magalhães

92	Manaus	Afonso Pena

93	Santarém	São Sebastião

94	Belém	Praça Magalhães

95	Boa Vista	Capitão Ene Garcez

96	Macapá	Duque de Caxias

97	Manaus	Afonso Pena

98	São Luis	Colares Moreira

99	São Luis	Colares Moreira

3.9.3 Interlinking between Networks (TDMA – GSM)

3.9.3.1 The monolithic MSC/VLR of Telemig Celular shall be prepared to provide the ISDN PRI/PRA interfaces for connection with the Call Center and service to corporate customers, concentrating the traffic (GSM and TDMA) in the current monolithic MSCs. HW/SW and expansion services shall be quoted for more than 32 interfaces 2Mb ISDN in each center in Belo Horizonte.

Ericsson answer: complies with the specification.

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3.9.4 Interconnection between Networks

3.9.4.1 The routes of the monolithic MSCs and of the MGWs GSM will be maintained in a distributed manner with the respective CCCs TDMA in each CN.

Ericsson answer: complies with the specification.

3.9.4.2 All outgoing interconnection traffic with other providers, originating in the MSCs and MGWs of Telemig Celular and Amazônia Celular will be delivered directly, through interconnection routes with each provider. The traffic generated in the CCCs TDMA will be delivered directly by them.

Ericsson answer: complies with the specification.

3.9.4.3 All incoming interconnection traffic in CN 31, including that intended to the TDMA network, will be absorbed by the MSCLUE1 and MSCSAG1 with load partition of 50%.

Ericsson answer: complies with the specification.

3.9.4.4 All incoming interconnection traffic in the other CNs, including that intended to the TDMA network, will be absorbed by the respective MGW or monolithic MSC, which enlargement is the object of this RFP, except the provisions of item 3.9.4.3:

Ericsson answer: complies with the specification.

3.9.4.4.1 From the total incoming traffic (TDMA + GSM), consider that 35% will transit in the MGW to the CCC TDMA of the respective CN of destination of the call in July/2007, decreasing to 25% in December/2007.

Ericsson answer: complies with the specification.

3.9.4.5 For the sizing of the interconnection routes of the GSM network switching equipment, in order to comply with the premises set forth in the item above, the following TDMA portfolios shall also be took into consideration:

Ericsson answer: complies with the specification.

3.9.4.5.1 For Telemig Celular:

Ericsson answer: complies with the specification.

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TDMA TELEMIG CELULAR

PORTFOLIO

CN	Phase 5	Phase 6
	(Jul/07)	(Dec/07)

31	458,254	330,763

32	98,262	70,925

33	64,327	46,431

34	29,817	21,522

35	178,200	128,623

37	97,651	70,484

38	119,490	86,247

Total	1,046,003	754,994

3.9.4.5.1 For Amazônia Celular:

Ericsson answer: complies with the specification.

TDMA AMAZÔNIA CELULAR

	PORTFOLIO

CN	Phase 5	Phase 6
	(Jul/07)	(Dec/07)

91	89.206	63.915

92	70.237	50.325

93	26.502	18.988

94	20.605	14.763

95	15.162	10.864

96	30.595	21.921

97	6.449	4.620

98	55.457	39.735

99	21.520	15.419

Total	335.733	240.551

3.9.5 Sizing Parameters

Ericsson answer: complies with the specification.

3.9.5.1 BIDDER shall use the following information for sizing of the network elements:

Ericsson answer: complies partially with the specification. According to the Technical Description sent on March 2007.

Voice	Parameters

Percentage of users attached in the VLR in relation to the	64%
portfolio	(remark1)

Percentage of users with authentication in the AUC	100%

Percentage of users with authentication in the EIR	10%

Percentage of active users with encryption	5%

Number of Signaling Transactions/User/h (HLR, AuC, etc.)	1.75

Traf./ass. (pre- and post-paid) (mErl) in relation to the portfolio	9.0

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Traf./ass. (pre- and post-paid) (mErl) – For attached	14
subscribers	(remark2)

Service degree – BSC/NSS and NSS/RTPC (%)	1%

PSTN Mobile Call (fixed + mobile)	32%

PSTN – Mobile calls	27%

% internal traffic (originated - finished GSM TC/TC)	41%

Mobile – Mobile calls (originated GSM TC/TC)	22%

% originated traffic	54%

% finished traffic	46%

% originated answered calls	67%

% finished answered calls	67%

% transit traffic	20%

% traffic from/to Call Center	3.00%

% IN subscribers	85%

% use of interface A	80%

Inter MSC handovers by call:	0.05

Inter BSC handovers by call:	0.1

Intra BSC handovers by call:	0.5

Location Update by Subscriber in HMM	1.05

Maximum occupation by signaling link	40%

Maximum occupation of the “A” interface routes (to	80%
BSCs)	(remark3)

Maximum occupation of the ISUP routes	80%
(interconnection)	(remark3)

Maximum occupation of the transcoders	90%

Percentage of “triggered” finished IN calls	15%

GOS Interface Ater (%)	0.10%

GOS Interface A (%)	1%

SIZING OF THE ECHO CANCELLERS

Percentage of interconnection traffic to STFC Providers	40%

SHORT MESSAGES

SMS originated in HHM	0.05

SMS finished in HHM	0.25

DISTRIBUTION OF IN SERVICES

PPS	90%

VPN	10%

VMS

Percentage of originated calls routed to VMS	2%

Holding time of the originated calls routed to VMS	12

Percentage of incoming calls routed to VMS	1%

Holding time of the incoming calls routed to VMS	20

Speech Coding Distribution to BSCs

Mobile Terminals with Full Rate (%)	1%

Mobile Terminals with Enhanced Full Rate (%)	18%

Mobile Terminals with Half Rate (%)	8%

Mobile Terminals with Adaptive Multi-Rate, Half Rate (%)	25%

Mobile Terminals with Adaptive Multi-Rate, Full Rate (%)	48%

Mobile Terminals with Dynamic Half Rate (%)	Not Used

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Remarks:

1) Use this information to obtain the value of the attached subscribers portfolio.

2) For traffic sizing, use the information related to the attached subscribers portfolio and average traffic by attached terminal.

3) All voice routes shall be sized by a maximum occupation rate = 80%.

4. Warranties and Spare Parts

4.1 Hardware and Software Warranties

4.1.1 BIDDER shall provide warranty for all supplied hardware and software, including third parties' servers, for a minimum period of 2 years, from the system final acceptance date. This Warranty must include the Repair of Defective Units and 7 x 24 Technical Support. These services shall be free of charge to the PURCHASER throughout the warranty period.

Ericsson answer: complies partially with the specification. We are considering in our commercial proposal, provided that the values related to the System Support are contracted, the warranty (hardware and software support service) for a period of 12 months from the start of commercial operation or issuance of the Initial Acceptance Term (TAI) of each element, whichever be the first, according to the procedure employed in the last network expansion agreements agreed to between Ericsson and Telemig Celular.

4.2 Spare Parts

4.2.1 Complementary kits of spare parts and consumables of all supplied equipment shall be calculated and, if required, quoted, which shall be sized and distributed in order to comply with the quality parameters set forth herein and also taking into consideration the existing kits of spare parts for service to the elements of the already implemented GSM network.

Ericsson answer: complies partially with the specification. No spare parts have been considered to the BTSs in this proposal, since it is a network expansion. In case Telemig considers this supply as required, Ericsson will submit an additional proposal.

4.2.2 In case the spare parts, in the practice, show to be insufficient to operate and keep the plant, resulting in the need of purchase of additional units, these units

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will be supplied by the BIDDER, without additional burden to the PURCHASER.

Ericsson answer: complies partially with the specification. No spare parts have been considered to the BTSs in this proposal, since it is a network expansion. In case Telemig considers this supply as required, Ericsson will submit an additional proposal.

4.2.3 BIDDER shall inform the minimum time required to replace essential network elements and to activate them, in case of disasters in the PURCHASER's plant.

Ericsson answer: complies partially with the specification.

Ericsson comments: for Ericsson products (MSC Server, MGW, BSC and BTS), for which Telemig Celular purchases spare parts, the repair will be made within 60 days (domestic) and 90 days (imported). The 3PP products for which Telemig Celular does not purchase spare parts, will have their repair terms informed for each request.

4.2.4 All units that compose the equipment shall be identified by the UCC/EAN 128 Bar Code System, according to the TELEBRÁS practice 201-420-110, issued on November 1995. A file shall be provided containing the list of all modules and their characteristics for registration.

Ericsson answer: complies partially with the specification, the units are identified with the CODE 128 Bar Code System.

5. Repairs of Units

5.1 Repair of Equipment

5.1.1 It shall be quoted the supply of overall repair of units for the year subsequent to the end of the warranty, with pricing in the form of an annual value. The values of repair by unit (by board) shall also be quoted, in case no option is made for the overall repair. The unit repair price shall be a percentage of at most 20% of the unit value, related to the supply date. This rule shall be kept for at least eight years after the warranty period.

Ericsson answer: does not comply with the specification. The service after the end of the warranty shall be made through an occasional new agreement of "Hardware Support" to be executed between the parties. In case Telemig chooses for not using a Hardware Support Agreement, the service will be made of "repair on demand", which value will be defined individually and will be quoted upon request of the Contracting Party, on a case-by-case basis.

5.1.2 BIDDER shall keep the service of repair and supply of spare units for at least ten years after the end of implementation of the supplied equipment.

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Ericsson answer: complies partially with the specification.

Ericsson commits to keep support services during the whole Maintenance Cycle of the product in question until the definition of its Support End. This date will be previously informed to the customer and, after such date, support services will be offered as possible or while the inventories of parts and pieces last.

5.1.3 The term for return of the units in repair shall be:

5.1.3.1 National units: at most thirty days from the date of dispatch.

Ericsson answer: does not comply with the specification. The time for replacement of national units is of 60 days.

5.1.3.2 Imported units: at most 60 days from the date of dispatch.

Ericsson answer: does not comply with the specification. The time for replacement of imported units is of 90 days.

5.2 Out-of-Warranty Equipment

5.2.1 When the equipment is out of warranty and Telemig Celular may choose for repair in any other BIDDER of repair service, duly qualified, at its free choice.

Ericsson answer: complies with the specification. However, in these cases, Ericsson reserves the right not to be held liable for any problems caused by intervention of third parties.

6. 7 x 24 Technical Support

6.1 Technical Support Services

6.1.1 The 7 x 24 Technical Support Services specified in this item shall be included in the warranty period.

Ericsson answer: complies with the specification, provided that the system support value included in our offer are contracted.

6.1.2 BIDDER shall quote the 7 x 24 Technical Support Service to all network elements (MSC Server, Media Gateway, GPRS/EDGE Data Network, Data Transport Network and others) supplied for the years subsequent to the warranty end, submitting the values annually, for a period of eight years. The technical support services shall include:

Ericsson answer: complies partially with the specification. The system support will be provided without restrictions while the system in question is in the production line. When it is finished, the support will be provided as possible.

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6.1.2.1 7 x 24 technical remote support.

Ericsson answer: complies with the specification.

6.1.2.2 On-site support with specialist, in the critical failures not settled in 6 running hours after the contact with the remote support.

Ericsson answer: complies partially with the specification.

Ericsson will keep in its facilities in São Paulo resources for attendance to emergencies on site, and it will be additionally collected from Telemig Celular, on a case-by-case basis, the quantity of hours spent in each event, in addition to the transport and lodging expenses, with a grace period of 16 hours. For this service, a previous requirement is the contracting of the remote support.

6.1.2.3 Supply and installation of new software versions, keeping the adhesion and compatibility with standards and rules in force.

Ericsson answer: complies partially with the specification.

Updates and patches will be supplied to Telemig Celular, as well as the respective documentation, Telemig being responsible for their implementation. Our proposal does not include the availability of new versions and it also does not include the supply of HW.

6.1.2.4 HW and SW corrections required for the full settlement failures of units and operation or improvement of the system performance.

Ericsson answer: complies with the specification.

Updates and patches will be supplied to Telemig Celular, as well as the respective documentation, Telemig being responsible for their implementation. Our proposal does not include the availability of new versions and it also does not include the supply of HW.

6.1.2.5 Remote and on-site support for retrieval of the services, in case of disaster events such as collapses, fire, floods, explosions, etc.

Ericsson answer: complies partially with the specification.

Ericsson will keep in its facilities in São Paulo resources for attendance to emergencies on site, and it will be additionally collected from Telemig Celular, on a case-by-case basis, the quantity of hours spent in each event, in addition to the transport and lodging expenses, with a grace period of 16 hours. For this service, a previous requirement is the contracting of the remote support.

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7. Operation and Maintenance

7.1 Operation and Maintenance Tooling

7.1.1 BIDDER shall evaluate, as a function of the scope of the object specified herein, the need to supply sets of O&M test instruments, facilities and specific interfaces to MSC Server, MGW and BSC in quantities proper to the operational areas of Amazônia Celular and Telemig Celular.

Ericsson answer: does not comply with the specification. We are not supplying tooling in this proposal.

8. Installation Services

The equipment and systems shall be in accordance with item 12.12 concerning the installation requirements.

Ericsson answer: complies partially with the specification, according to the answers given to the item in question.

9. Acceptance and Commissioning Tests

9.1 Scope

9.1.1 The equipment and service acceptance tests will involve:

9.1.1.1 Physical acceptance according to the "Physics" and "Equipment List" tabs of the spreadsheet entitled "Tests and Installation Spreadsheet" (Attachment 12.12.1) . The physical acceptance part is applicable to all equipment types: MSC, MGW, HLR, BSC, etc.

Ericsson answer: complies partially with the specification, according to the answers given to the item in question.

9.1.1.2 Functional acceptance according to the "Functional MSC-HLR" and "Functional CNN" tabs of the spreadsheet entitled "Tests and Installation Spreadsheet" (Attachment 12.12.1) . BIDDER shall inform, in columns B and C, whether it complies or not with the proposed test conditions.

Ericsson answer: complies partially with the specification, according to the answers given to the item in question.

9.1.1.3 The acceptance of the MSC Server, Media Gateway and HLR will be made according to the tab "Functional MSC-HLR", comprised in Attachment 12.12.1.

Ericsson answer: complies partially with the specification, according to the answers given to the item in question.

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9.1.1.4 Acceptance of the installation project according to the "Installation Project" tabs of the spreadsheet entitled "Tests and Installation Spreadsheet" (Attachment 12.12.1) .

Ericsson answer: complies partially with the specification, according to the answers given to the item in question.

9.1.1.5 Acceptance of the tariff requirements. The CDRs generated by the offered equipment shall make available information that allow to tariff all types and scenarios of calls currently existing in the installed network.

Ericsson answer: complies with the specification.

9.2 Acceptance Stages

9.2.1 The system acceptance process will have four stages, as described below.

Ericsson answer: complies partially with the specification. The whole acceptance process will be made according to the agreement draft to be executed between the parties.

9.2.2 Physical Acceptance Term and Commissioning

9.2.2.1 The Physical Acceptance and Commissioning Process involves all acceptance procedures of infrastructure, delivery and installation of the equipment, operational tests, integration of the whole system and its commissioning. When all items and procedures of physical acceptance and commissioning are considered as complied with by Telemig Celular, the Physical and Operational Acceptance Term will be issued.

Ericsson answer: complies partially with the specification. The whole acceptance process will be made according to the agreement draft to be executed between the parties.

9.2.3 Initial Acceptance Term

9.2.3.1 PURCHASER and the BIDDER will perform together the system initial acceptance tests, in order to confirm that it corresponds to the technical specifications to be informed by the BIDDER. For such purpose, PURCHASER and BIDDER undertake the commitment to perform the activities and comply with the obligations, time schedules and procedures to be informed concerning the tests (including in relation to the supply of information, documentation, materials and infrastructure). The system approval in the tests will be ascertained according to the criteria to be informed. In case any relevant non-conformity of the system is verified in connection with the respective RFP specifications, BIDDER will take the measures required to

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repair or by-pass such non-conformity and thereafter the applicable tests will be repeated.

Ericsson answer: complies partially with the specification. The whole acceptance process will be made according to the agreement draft to be executed between the parties.

9.2.3.2 Once the tests are concluded without being verified any relevant nonconformity of the system with the respective technical specifications, the system will be considered as provisionally accepted (initial acceptance) and the PURCHASER must confirm such fact through the signature of the Initial Acceptance Term ("TAI"). Therefrom, the system shall be ready for business activation. At the time of the business activation, the Assisted Operation Period (PFA) will begin.

Ericsson answer: complies partially with the specification. The whole acceptance process will be made according to the agreement draft to be executed between the parties.

9.2.4 Partial Acceptance Term

9.2.4.1 For issuance of the Partial Acceptance Term, BIDDER shall carry out a drive test with the measurement equipment accepted by the PURCHASER, in each activated place, in routes to be defined by the PURCHASER. The results shall be processed by the BIDDER, which shall issue a coverage and quality report observed during the drive test. This report will serve to attest the compliance with the project requirements, such as coverage area and quality index of the network being analyzed. PURCHASER may, at its sole discretion, take part of the drive test.

Ericsson answer: complies partially with the specification. The whole acceptance process will be made according to the agreement draft to be executed between the parties.

9.2.4.2 Performance reports shall be submitted, issued by using measurements of the network collected in the MSC, such as: accessibility, blocking probability, call loss, call establishing time, charts error rate, collected during the PFA.

Ericsson answer: complies partially with the specification. The whole acceptance process will be made according to the agreement draft to be executed between the parties.

9.2.5 Final Acceptance Term

9.2.5.1 The Final Acceptance Term will be issued when all established quality goals have been achieved.

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Ericsson answer: complies partially with the specification. The whole acceptance process will be made according to the agreement draft to be executed between the parties.

10. Documentation

The documentation of the equipment and systems shall be provided according to the same quality and quantity standards already adopted in prior implementations.

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

11. Training

11.1 Training Requirements

11.1.1 The training requirements are detailed in Attachment 15.

Ericsson answer: complies partially with the specification, according to the answers given to the Attachment in question.

12. Attachments

12.1 Attachment 1 - General Requirements of the System

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.2 Attachment 2 - Requirements of Monolythical MSC/VLR

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.3 Attachment 3 - Requirements of MSC_Server/VLR and Media Gateway

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.4 Attachment 4 - Requirements of BSS

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.5 Attachment 5 - Requirements of HLR

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

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12.6 Attachment 6 - Requirements of AuC

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.7 Attachment 7 - Requirements of Network Management

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.8 Attachment 8 - Requirements of IP Sub-system

Ericsson answer: does not comply with the specification. We did not specify new equipment to the IP sub-system. We considered that Telemig Celular has, in its network, equipment (switches and routers) with available ports and capable of serving in perfect operation the new network elements, such as MGWs and MSCs.

12.9 Attachment 9 - Mediation Requirements

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.10 Attachment 10 - GPRS Requirements

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.11 Attachment 11 - Total Summary Spreadsheet

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.12 Attachment 12 - Installation and Acceptance Procedures

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.12.1 Attachment 12.1 - Tests and Installation Spreadsheet

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.12.2 Attachment 12.2 - Core Acceptance Procedures

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

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12.12.3 Attachment 12.3 - Installation Requirements

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.12.4 Attachment 12.4 - PO.EDT.PDT-011-004 BSS RevL Checklists

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.12.5 Attachment 12.5 - PO.TEC.PEN-001-2006 RF Rev2 Project Process

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.13 Attachment 13 - Dimensiona TRX 2007 TC REV4 (EDB)

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.14 Attachment 14 - New Sites 2007 (EDB Sizing)

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.15 Attachment 15 - Training

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.16 Attachment 16 - General Specifications of Infrastructure

Ericsson answer: complies partially with the specification. according to all of our answers and comments to the Attachment in question.

12.17 Attachment 17 - Specification for Site Acquisition

Ericsson answer: does not comply with the specification. The site acquisition services, including search, qualification of candidates and purchase itself are not included in the proposal scope.

12.18 Attachment 18 - Specification of Licensing Services

Ericsson answer: does not comply with the specification. This proposal does not include the site licensing service.

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